UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
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Securities Exchange Act of 1934

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PAYCOR HCM, INC.
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September 14, 2023

Dear Fellow Stockholders,

We are pleased to invite you to attend the 2023 Annual Meeting of Stockholders of Paycor HCM, Inc. to be held on Tuesday, October 31, 2023, at 10:00 a.m. (ET). The Annual Meeting will be conducted virtually, via live audio webcast. In keeping with Paycor’s virtual-first working environment, and in order to provide our stockholders who would otherwise not be able to attend the meeting the opportunity to do so, we believe a virtual only meeting is advisable. You will be able to attend the meeting online by visiting https://www.virtualshareholdermeeting.com/PYCR2023 and entering the 16-digit control number included on the Notice of Internet Availability of Proxy Materials, your proxy card or the voting instruction form you received from your bank or broker. Once you have logged in to the virtual meeting, you will be able to submit questions and vote your shares electronically during the meeting.

Further details regarding how to attend the virtual Annual Meeting and the business to be conducted at the meeting are described in the attached Notice of Annual Meeting and Proxy Statement.

Your vote is important. Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares as soon as possible. Please refer to the Notice of Internet Availability of Proxy Materials, your proxy card or the voting instruction form you received for more information about how to vote your shares. Voting by proxy will ensure your representation at the Annual Meeting, regardless of whether you attend the meeting.

Sincerely,

Jason Wright

Chair of the Board

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON OCTOBER 31, 2023

September 14, 2023

The 2023 Annual Meeting of Stockholders of Paycor HCM, Inc. will be conducted virtually, via live audio webcast at https://www.virtualshareholdermeeting.com/PYCR2023 on Tuesday, October 31, 2023, at 10:00 a.m. (ET) for the following purposes:

1.	to elect three nominees identified in the accompanying proxy statement to serve as Class II directors, as recommended by the Nominating and Governance Committee of the Board;

2.	to approve, on an advisory and non-binding basis, the compensation of Paycor’s named executive officers, as disclosed in the accompanying proxy statement;

3.	to approve, on an advisory and non-binding basis, the frequency of future stockholder advisory votes on executive compensation;

4.	to ratify the appointment of Ernst & Young LLP as Paycor’s independent registered public accounting firm for the fiscal year ending June 30, 2024; and

5.	to transact other business as may properly come before the meeting or any adjournment of the meeting.

A list of stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose relevant to the meeting during ordinary business hours for at least ten (10) days prior to October 31, 2023, at 4811 Montgomery Road, Cincinnati, Ohio, 45212, and during the virtual meeting, on the virtual meeting platform at https://www.virtualshareholdermeeting.com/PYCR2023. To examine the list at our principal executive offices you must be a stockholder as of the record date for the meeting and will be required to provide a copy of your proxy card or voting instruction form bearing your unique 16-digit control number and a copy of a valid picture identification, such as a driver’s license or passport. To examine the list of stockholders, the name on the identification must match the name on the proxy card or voting instruction form.

By Order of the Board of Directors,

Alice Geene

Chief Legal Officer and Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON OCTOBER 31, 2023:

This Notice of Annual Meeting, the accompanying proxy statement and our Annual Report on

Form 10-K for the Fiscal Year Ended June 30, 2023 are available at
https://www.virtualshareholdermeeting.com/PYCR2023.

PROXY STATEMENT FOR THE

2023 ANNUAL MEETING OF STOCKHOLDERS OF

PAYCOR HCM, INC.

The Board of Directors (the “Board”) of Paycor HCM, Inc. (“Paycor,” the “Company,” “we,” “us” or “our”) is soliciting your proxy to vote at the 2023 annual meeting of stockholders to be held on Tuesday, October 31, 2023 at 10:00 a.m. (ET) via live audio webcast at https://www.virtualshareholdermeeting.com/pycr2023, and any adjournments, postponements or continuations thereof (the “Annual Meeting”). This proxy statement (this “Proxy Statement”) is dated as of September 14, 2023 and is first being sent or otherwise furnished to our stockholders of record on or about September 15, 2023.

A Notice of Internet Availability of Proxy Materials (“Notice”) will be sent to our stockholders of record who hold their shares in “street name” through brokers, banks or other nominees. Stockholders will have the ability to access our proxy materials on the website referred to in the Notice, or to request a paper or electronic copy of the proxy materials. Instructions on how to request a free paper or electronic copy of the proxy materials may be found in the Notice and on the website referred to in the Notice. There is also an option for stockholders to request paper copies of our proxy materials on an ongoing basis.

i 2023 Proxy Statement

CORPORATE GOVERNANCE

Board Composition

Our business and affairs are managed by or under the direction of the Board. The size of the Board is currently fixed at eight directors.

The Company’s Second Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”) provides that the number of directors constituting the Board may be changed only by resolution of the Board. Additionally, so long as the Apax Funds have nomination rights under the Director Nomination Agreement (each as defined and discussed below under “—Director Nomination Agreement”), the Company may not increase or decrease the number of directors constituting the Board without the prior written consent of the Apax Funds.

Our Certificate of Incorporation also provides that the Board will be divided into three classes of directors, with the classes as nearly equal in number as possible. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the class whose term is then expiring. Subject to the terms of the Director Nomination Agreement and any earlier death, resignation or removal in accordance with the terms of our Certificate of Incorporation, the term of office of our Class II directors will expire at this Annual Meeting, the term of office of our Class III directors will expire at our 2024 annual meeting of stockholders, and the term of office of our Class I directors will expire at our 2025 annual meeting of stockholders.

In addition, our Certificate of Incorporation provides that directors may be removed with or without cause upon the affirmative vote of stockholders representing at least a majority of the voting power of our then outstanding shares of stock entitled to vote thereon (“Voting Stock”), voting together as a single class for so long as the Apax Funds beneficially own in the aggregate (directly or indirectly) at least 40% or more of the voting power of our then outstanding shares of Voting Stock. If the Apax Funds no longer beneficially own in the aggregate (directly or indirectly) 40% or more of the voting power of our then outstanding shares of Voting Stock, then our directors may only be removed for cause and only upon the affirmative vote of stockholders representing at least 66 2/3% of the voting power of our then outstanding shares of Voting Stock.

The following table sets forth the name, class, age (as of September 14, 2023) and term for each of our directors:

Name	Class	Age	Position	Director Since	Current Term Expires	Expiration of Term for Which Nominated

Whitney Bouck	I	57	Director	2020	2025

Scott Miller	I	62	Director	2006	2025

Jason Wright	I	51	Chair of the Board	2018	2025

Kathleen Burke	II	42	Director	2020	2023	2026

Steven Collins	II	58	Director	2019	2023	2026

Jeremy Rishel	II	50	Director	2022	2023	2026

Jonathan Corr	III	56	Director	2021	2024

Raul Villar, Jr.	III	55	Chief Executive Officer and Director	2021	2024

Director Qualifications & Nominating Process

We believe that in order for the Board to effectively guide us to long-term sustainable, dependable performance, it should be comprised of individuals with sophistication and experience in the many disciplines that impact our business. In order to best serve our stockholders, we seek to have a Board, as a whole, that is competent in key corporate disciplines, including accounting and finance, business judgment, cybersecurity, crisis management, governance, leadership, people management, risk management, social responsibility and reputational issues, strategy and strategic planning. Additionally, we desire that the Board have specific knowledge related to our industry, such as expertise in software and technology.

Director Qualifications. The Nominating and Governance Committee believes that all directors must, at a minimum, meet the criteria set forth in our Corporate Governance Guidelines, which specify, among other things, that the Nominating and Governance Committee will consider criteria such as independence, diversity, age, skills, and experience, in the context of the needs of the Board. The Nominating and Governance Committee also will consider a combination of

2023 Proxy Statement 1

factors for each director, including those nominated by its stockholders, including (a) the nominee’s ability to represent all stockholders without a conflict of interest, (b) the nominee’s ability to work in and promote a productive environment, (c) whether the nominee has sufficient time and willingness to fulfill the substantial duties and responsibilities of a director, (d) whether the nominee has demonstrated the high level of character, ethics and integrity expected by the Company, (e) whether the nominee possesses the broad professional and leadership experience and skills necessary to effectively respond to the complex issues encountered by a publicly-traded company, (f) the nominee’s ability to apply sound and independent business judgment and (g) the diverse attributes of the nominee, such as differences in background, qualifications and personal characteristics.

The Nominating and Governance Committee has determined that all of our directors meet the criteria and qualifications set forth in our Corporate Governance Guidelines and the criteria set forth above for director nominees.

In the event of one or more vacancies on the Board, the Nominating and Governance Committee will identify the desired skills and experience of the new director(s) and nominate individual(s) who it believes would strengthen the Board’s capabilities and further diversify the collective experience represented by the then-current Board. The Nominating and Governance Committee may engage third parties to assist in the search process and to provide recommendations for candidates for director. Also, incumbent directors may be asked to recommend candidates for director. Any candidates for director would then be evaluated based on the process outlined in our Corporate Governance Guidelines, subject to the rights of the Apax Funds under the Director Nomination Agreement. The same process will be used to evaluate all candidates for director, including any candidates recommended by our stockholders. See “—Stockholder Recommendations of Director Candidates” below.

Age Limits. As it relates to age, our Corporate Governance Guidelines require that no director that has attained age 74 or older may be nominated to a new term, unless he or she is also the chief executive officer of the Company. We believe that this policy will promote director refreshment and strikes an appropriate balance between depth of experience and understanding of the Company and its operations and the need for new and fresh perspectives that younger generations will contribute to the Board.

Board Diversity. While we do not have a formal policy on diversity when considering the selection of nominees for director, we consider a combination of factors for each director, including the diverse attributes of the nominee – such as differences in background, qualifications and personal characteristics, and strive to achieve a diverse set of perspectives and experiences aligned with our company-wide diversity, equity and inclusion (“DE&I”) strategy. (See the section entitled “Social – Diversity, Equity & Inclusion” under “Environmental, Social and Governance Framework,” below, for further detail about the steps the Company has taken over the past fiscal year to advance its commitment to DE&I.)

The following table provides summary information about the members of the Board who self-identify in the gender and demographic categories shown:

Board Diversity Matrix as of August 31, 2023

Board Size:

Total Number of Directors	8

	Female	Male	Non-Binary	Did Not Disclose Gender

Part 1: Gender Identity

Directors	2	6	0	0

Part 2: Demographic Background

African American or Black	0	0	0	0

Alaskan Native or Native American	0	0	0	0

Asian	0	0	0	0

Hispanic or Latinx	0	1	0	0

Native Hawaiian or Pacific Islander	0	0	0	0

White	2	5	0	0

Two or More Races or Ethnicities	0	0	0	0

LGBTQ+	0

Did Not Disclose Demographic Background	0

2 2023 Proxy Statement

Background and Experience of our Directors

Each of our directors possesses the following critical personal qualities and attributes that we believe are essential for the proper functioning of the Board to allow it to fulfill its duties for our stockholders: accountability, ethical leadership, governance, integrity, risk management, and sound business judgment. In addition, our directors have the confidence to assess and challenge the way things are done and recommend alternative solutions, a keen awareness of our business and social realities of the environment in which we operate, the independence and high-performance standards necessary to fulfill the Board’s oversight function, and the humility, professional maturity, and style to interface openly and constructively with other directors and management.

The table below and the director biographies under the section entitled “Proposal 1 – Election of Directors” highlight the key skills and experiences that our director nominees and continuing directors have developed through education, direct experience and oversight responsibilities. We believe these collective qualities, skills, experiences and attributes are essential to the Board’s ability to exercise its oversight function for Paycor and its stockholders and to guide us to long-term sustainable, dependable performance. If an individual is not listed as having a particular attribute, it does not signify a director’s lack of ability to contribute in that specific area. Rather, it is intended to depict notable areas of focus.

Director

Public Company Governance	X	X	X	X	X	X	X	X

Software Industry	X	X	X	X	X	X	X	X

Executive Management	X	X	X	X	X	X	X	X

International	X	X						X

Human Capital Management		X		X	X		X

Executive Compensation		X	X	X	X

Accounting/Finance	X		X	X	X			X

Marketing & Sales	X	X			X		X

Environmental/Sustainability		X						X

Technology/Cybersecurity	X	X	X	X	X	X	X	X

Mergers and Acquisitions	X		X	X		X	X	X

Director Nomination Agreement

In connection with our initial public offering (“IPO”), we entered into a director nomination agreement (the “Director Nomination Agreement”) with Pride Aggregator, L.P., our principal stockholder (“Pride Aggregator”). The Director Nomination Agreement provides certain funds advised by Apax Partners LLP (the “Apax Funds”), through their control of Pride Aggregator, the right to designate nominees for election to the Board for so long as Pride Aggregator beneficially owns at least 5% of the total number of shares of our common stock that it beneficially owned upon completion of the IPO, as adjusted for any reorganization, recapitalization, stock dividend, stock split, reverse stock split or similar changes in the Company’s capitalization (such amount of shares, as adjusted, the “Original Amount”). Specifically, the Director Nomination Agreement provides the Apax Funds the right to designate: (i) all of the nominees for election to the Board for so long as Pride Aggregator beneficially owns at least 40% of the Original Amount; (ii) a number of directors (rounded up to the nearest whole number) equal to 40% of the total directors for so long as Pride Aggregator beneficially owns less than 40% but at least 30% of the Original Amount; (iii) a number of directors (rounded up to the nearest whole number) equal to 30% of the total directors for so long as Pride Aggregator beneficially owns less than 30% but at least 20% of the Original Amount; (iv) a number of directors (rounded up to the nearest whole number) equal to 20% of the total directors for so long as Pride Aggregator beneficially owns less than 20% but at least 10% of the Original Amount; and (v) one director for so long as Pride Aggregator beneficially owns less than 10% but at least 5% of the Original Amount. In addition, the Apax Funds are entitled to designate a successor for any of their designees whose service on the Board terminates prior to the end of any such designee’s term for any reason, regardless of Pride Aggregator’s beneficial ownership at the time of the vacancy. The Apax Funds also have the right to designate one member of each committee of the Board, subject to compliance with applicable law or listing standards, including any applicable independence requirements. Finally, the Director Nomination Agreement prohibits us from increasing or decreasing the size of the

2023 Proxy Statement 3

Board without the prior written consent of the Apax Funds. If Pride Aggregator is dissolved, then the rights of Pride Aggregator under the Director Nomination Agreement may be assigned by the Apax Funds to one or more associated investment funds.

Stockholder Recommendation of Director Candidates

Subject to the rights of the Apax Funds under the Director Nomination Agreement, the Nominating and Governance Committee will evaluate candidates for director recommended by our stockholders using the same criteria and process outlined in our Corporate Governance Guidelines. Stockholders who wish to identify director candidates for consideration by the Nominating and Governance Committee may write to Paycor HCM, Inc., 4811 Montgomery Road, Cincinnati, Ohio 45212, Attn: Corporate Secretary, and any candidates so identified will then be forwarded to the Chair of the Nominating and Governance Committee for consideration. Stockholders may also nominate directors for election to the Board. In order to nominate a candidate for director at our 2024 annual meeting of stockholders, nominations must be submitted in writing to our Corporate Secretary at our principal executive offices, and must be received no later than the close of business on August 2, 2024 and not earlier than the close of business on July 3, 2024. All stockholder nominations must also satisfy certain other procedural requirements as specified in our Amended and Restated Bylaws (“Bylaws”).

In addition to satisfying the requirements under our Bylaws, in order to comply with Rule 14a-19 (the universal proxy rules) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), stockholders who intend to solicit proxies in support of director nominees, other than the Company’s nominees, must provide written notice that sets forth all of the information required by Rule 14a-19(b) under the Exchange Act, which notice must be postmarked or transmitted electronically to the Company Secretary at our principal executive offices no later than September 1, 2024. However, if the date of our 2024 annual meeting of stockholders is changed by more than 30 days from October 31, 2024, then written notice must be provided by the later of the 60th day prior to the date of our 2024 annual meeting of stockholders and the 10th day following the day on which public announcement of the date of our 2024 annual meeting of stockholders is first made by us.

4 2023 Proxy Statement

PROPOSAL 1 – ELECTION OF DIRECTORS

Based upon the recommendation of the Nominating and Governance Committee, the Board has nominated the following three directors to be re-elected at the Annual Meeting: Kathleen Burke, Steven Collins and Jeremy Rishel. If elected at the Annual Meeting, they will serve for three-year terms, expiring at our 2026 annual meeting of stockholders and until their respective successors are duly elected and qualified, or until his or her earlier death, resignation or removal. Certain biographical information for each of the nominees is set forth in the following section. Also set forth therein is a description of the specific experience, qualifications, attributes and skills of each nominee that were considered by the Nominating and Governance Committee, in the context of the needs of the Board as a whole, in determining that these individuals were qualified to serve on the Board. Each of the three nominees has been included in the slate of nominees recommended for re-election by the Board pursuant to the terms of the Director Nomination Agreement.

Proxies solicited on behalf of the Board will be voted “for” the election of each of the three director nominees, unless your proxy card is marked otherwise (if you are a registered stockholder) or you have provided a different instruction to your bank or broker (if you are a beneficial or “street name” stockholder).

Vote Required

Under our Bylaws, the election of the three director nominees at the Annual Meeting requires a plurality of the votes cast by holders of our common stock present in person or represented by proxy and entitled to vote on the election of directors. In an uncontested election of directors, this means that each director nominee will be elected if he or she receives at least one “FOR” vote. Failure to vote by proxy or to vote electronically at the virtual Annual Meeting and “WITHHOLD” votes will result in a respective nominee having fewer votes but will have no effect on the outcome of the election because a plurality of the votes cast is required for the election of the director nominee. Cumulative voting is not permitted in the election of directors.

Each nominee for director has consented to stand for election and has agreed to serve if elected. We currently have no reason to believe that any of the nominees would be unable or unwilling to serve if elected. However, if before the Annual Meeting, any nominee becomes unable to serve, or chooses not to serve, the Board may nominate another individual as a substitute. If that happens, the persons named as proxies in the proxy card will vote for the substitute. Alternatively, the Board may either let the vacancy stay unfilled until an appropriate candidate is identified or reduce the size of the Board to eliminate the vacancy.

The Board unanimously recommends that you vote “FOR” each of the director nominees below.

Director Nominees to Serve for Three-Year Terms Expiring at the 2026 Annual Meeting

Kathleen (“Katie”) Burke

Age 42 Director since 2020 INDEPENDENT Committees: • Compensation and Benefits (Chair) • Nominating and Governance

Ms. Burke has served as the Chief People Officer at HubSpot, Inc., a customer relationship management company recognized globally for its culture, since January 2017. Under her leadership, HubSpot has been named the #1 Best Place to Work by Glassdoor and has been recognized globally as an innovator in culture and employee engagement. Ms. Burke joined HubSpot in December 2012 and held several positions before serving as Chief People Officer, including Vice President of Culture and Experience and Director for Talent and Culture.

Ms. Burke received a Bachelor of Arts in American Studies from Bates College and a Master of Business Administration from the Massachusetts Institute of Technology Sloan School of Management.

	Skills and Qualifications: • Ms. Burke brings extensive experience in human capital management (“HCM”), as well as B2B and SaaS industry experience, to the Board.	Public Company Directorships: • None

2023 Proxy Statement 5

Steven (“Steve”) Collins

Age 58 Director since 2019 INDEPENDENT Committees: • Audit (Chair) • Compensation and Benefits	Mr. Collins retired as Executive Vice President and Chief Financial Officer of ExactTarget, Inc., a provider of digital marketing automation and analytics software and services (acquired by Salesforce in 2013), a position which he held from July 2011 to February 2014. Prior to that, from 2003 through 2011, Mr. Collins held various senior management positions at NAVTEQ Corporation, a digital mapping company, including as its Senior Vice President and Chief Financial Officer, Senior Vice President of Finance & Accounting, and Vice President of Finance. Mr. Collins earned a Bachelor of Science from Iowa State University and a Master of Business Administration from the Wharton School of the University of Pennsylvania
Skills and Qualifications: • Mr. Collins brings extensive technology and finance experience at both private and public companies to the Board.

Current Public Company Directorships:

•  nCino, Inc. (Nasdaq: NCNO)

•  Sprout Social, Inc. (Nasdaq: SPT)

Past Public Company Directorships:

•  Instructure Holdings, Inc. (NYSE: INST)

•  MuleSoft, Inc. (NYSE: MULE)

•  Shopify, Inc. (NYSE: SHOP)

Jeremy Rishel

Age 50 Director since 2022 INDEPENDENT Committees: • Audit	Mr. Rishel has served as the Chief Technology Officer at SoFi Technologies, Inc. (Nasdaq: SOFI), a digital personal finance company, since June 2022, where he also serves as the Head of Engineering, Product and Design, overseeing SoFi’s technology strategy and architecture. From April 2019 to June 2022, Mr. Rishel served as the Special Vice President of Engineering and in various other roles at Splunk, a provider of cybersecurity and digital observability solutions. Prior to joining Splunk, he was the Vice President of Engineering at DoorDash, an online food ordering and delivery platform, from October 2017 to April 2018. He also served as Vice President of Engineering at Twitter, a social media company, from February 2013 to June 2017. Mr. Rishel received a Bachelor of Arts in computer science and philosophy from the Massachusetts Institute of Technology and a Master of Business Administration from MIT’s Sloan School of Management.
	Skills and Qualifications: • Mr. Rishel has extensive experience in the fintech and software-as-a-service industries. • Mr. Rishel has technical expertise in cybersecurity.	Public Company Directorships: • None

6 2023 Proxy Statement

Continuing Directors Whose Terms Expire in 2025

Whitney (“Whit”) Bouck

Age 57 Director since 2020 INDEPENDENT Committees: • Audit • Nominating and Governance	Ms. Bouck has served as a Managing Director for Insight Partners, a global private equity and venture capital firm, since January 2022 to present. Ms. Bouck served as Chief Operating Officer of HelloSign, an e-signature and document workflow platform (acquired by Dropbox, Inc. in February 2019) from February 2016 to January 2022. Prior to joining HelloSign, Ms. Bouck held various senior leadership roles at Box, Inc., EMC, Sybase Inc. and Oracle Corporation. Ms. Bouck currently serves on the board of directors of Trengo B.V. and BlueOcean AI, Inc. She previously served on the board of directors of Ekata (a Mastercard company) and the Association for Information and Image Management. Ms. Bouck earned a Bachelor of Arts from Claremont McKenna College.
Skills and Qualifications: • Ms. Bouck has extensive technology experience.	Public Company Directorships: • None

Scott Miller

Age 62 Director since 2006 INDEPENDENT Committees: • Compensation and Benefits

Mr. Miller co-founded Scott’s Add-ins in October 2018 and currently serves as its CEO.

Mr. Miller was the founder and Chief Executive Officer of the Treadstone Group, an enterprise resource planning product maker, before it was acquired by Exact Software in May 2004. He currently serves on the boards of directors of NaviStone, Inc., a SaaS marketing technology company, and La Soupe, Inc., a non-profit organization that transforms perishable foods for the food insecure, and the board of advisors of NLign Analytics, an independent division of Etegent Technologies Ltd., which develops data management software and related services for the aircraft manufacturing and sustainment markets. Mr. Miller received a Bachelor of Science in Accountancy from Miami University.

Skills and Qualifications:

•  Mr. Miller is a director and investor in the technology industry, with emphasis in SaaS, and is an original investor in the Company.

•  Mr. Miller brings extensive technology experience to the Board and previously led the Board’s oversight of our Information Security Council.

Public Company Directorships: • None

2023 Proxy Statement 7

Jason Wright

Age 51 Director since 2018 Committees: • None	Mr. Wright is an Equity Partner in the Tech team at Apax Partners, where he focuses primarily on investments in enterprise software and technology-enabled services. Prior to joining Apax Partners in 2000, Mr. Wright served in a variety of roles at GE Capital, including principal investing on behalf of GE Ventures. He previously worked at Accenture, designing and implementing systems for the financial services and pharmaceutical industries. Mr. Wright serves on the boards of directors of several privately-held technology companies, including Bonterra, ECi Software Solutions, Inc., TIVIT, and EcoOnline. He is a member of the Wharton Graduate Executive Board, a Trustee of the Apax Foundation and Chairman Emeritus and a current board member of the Opportunity Network, an education-focused charity in New York City. Mr. Wright received a Bachelor of Arts in Economics from Tufts University and a Master of Business Administration in Finance from the Wharton School of the University of Pennsylvania
	Skills and Qualifications: • Mr. Wright started his career as an early-stage venture capitalist and brings extensive technology and finance industry experience to the Board.	Current Public Company Directorships: • Verint Systems Inc. (Nasdaq: VRNT) Past Public Company Directorships: • RealPage, Inc. • Duck Creek Technologies, Inc. (Nasdaq: DCT)

8 2023 Proxy Statement

Continuing Directors Whose Terms Expire in 2024

Jonathan Corr

Age 56 Director since 2021 INDEPENDENT Committees: • Audit • Nominating and Governance (Chair)	Mr. Corr served as Chief Executive Officer of Ellie Mae, Inc. from February 2015 through October 2020, as its President from February 2013 through October 2020, and as its Chief Operating Officer from November 2011 through February 2013. Following his retirement from Ellie Mae in October 2020, Mr. Corr acted as Executive Advisor to ICE Mortgage Technology through March 2021. Prior to joining Ellie Mae, Mr. Corr served in executive and management positions at PeopleSoft, Inc., Netscape Communications Corporation, KANA Software, Inc., BroadBase Software, Inc., and Rubric Inc. Mr. Corr also serves on the board of directors of Reggora, Inc., a private appraisal management software company and Polly, Inc., a private capital markets software company in mortgage industry. Mr. Corr holds a Bachelor’s degree in Engineering from Columbia University and a Master of Business Administration from the Stanford University Graduate School of Business.
	Skills and Qualifications: • Mr. Corr brings extensive experience in executive leadership, technology, corporate strategy and acquisitions to the Board.	Current Public Company Directorships: • None Past Public Company Directorships: • Independence Holdings Corp. (Nasdaq: ACQR)

Raul Villar, Jr.

Age 55 Director since 2021 Committees: • None	Mr. Villar has served as our Chief Executive Officer since July 2019 and as a member of the Board since January 2021. From September 2015 to July 2019, Mr. Villar served as the Chief Executive Officer of AdvancedMD, a medical software and services company, and prior to that, he held numerous leadership roles at Automatic Data Processing Inc. (“ADP”), including President, ADP AdvancedMD, Senior Vice President, Sales – Major Accounts, and Senior Vice President, Sales – Small Business. Mr. Villar earned a Bachelor of Science from Bryant University and a Master of Business Administration from the University of Connecticut.
	Skills and Qualifications: • Mr. Villar contributes his industry expertise to the Board and offers strategic and operational insights into our business as our Chief Executive Officer.	Public Company Directorships: • None

Independent Status

The listing standards of the Nasdaq Global Market (“NASDAQ”) require that, subject to specified exceptions, such as those described below under “—Controlled Company Status,” each member of a listed company’s audit committee, compensation committee and nominations committee be independent and that audit committee members also satisfy independence criteria set forth in Rule 10A-3 under the Exchange Act.

The Board has determined that none of the following directors (nor any of his or her family members) has a relationship with the Company which, in its opinion, would interfere with her or his exercise of independent judgment in carrying out the responsibilities of a director of the Company, and therefore, each of the following directors qualifies as an independent director in accordance with NASDAQ’s listing standards: Whit Bouck, Katie Burke, Steve Collins, Jonathan Corr, Scott Miller and Jeremy Rishel. In addition, the Board has determined that each of Ms. Bouck and Messrs. Collins, Corr and Rishel meets the heightened independence requirements for audit committee membership as set forth in

2023 Proxy Statement 9

Rule 10A-3 under the Exchange Act and the applicable listing standards of NASDAQ. In making these determinations, the Board considered the relationships (if any) that each director (and any of his or her family members) has with the Company and such other facts and circumstances that the Board deemed relevant in making a determination of independence, including beneficial ownership of our common stock.

Controlled Company Status

The Apax Funds, through their control of Pride Aggregator, own a majority of our outstanding common stock. (See “Security Ownership of Certain Beneficial Owners and Management” below.) As a result, we are a “controlled company.” Under NASDAQ rules, a company of which more than 50% of the voting power for the election of directors is held by an individual, group or another company is a “controlled company” and may elect not to comply with any of the following NASDAQ corporate governance rules required of newly public companies within one year of the date of listing:

•	to have a board that is composed of a majority of “independent directors”, as defined under the rules of the NASDAQ;

•	to have a compensation committee that is composed entirely of independent directors; and

•	to have a nominations committee that is composed entirely of independent directors.

From time to time, we may rely on certain of these exemptions. Although a majority of the Board is currently composed of independent directors, neither the Compensation and Benefits Committee, nor the Nominating and Governance Committee, consists entirely of independent directors. Accordingly, you may not have the same protections afforded to stockholders of companies that are subject to all of the NASDAQ corporate governance requirements.

Board Meetings and Committees

For our fiscal year ended June 30, 2023 (“fiscal year 2023”), the Board held 7 meetings. The Board currently has three standing committees: the Audit Committee, the Compensation and Benefits Committee and the Nominating and Governance Committee. During fiscal year 2023, the Audit Committee met 4 times, the Compensation and Benefits Committee met 4 times and the Nominating and Governance Committee met 3 times. Directors are expected to attend the annual meetings of our stockholders and all or substantially all of the Board meetings and meetings of committees on which they serve. Each director attended at least 75% of the meetings of the Board and the Board committees on which she or he served during fiscal year 2023. Two directors attended the 2022 annual meeting of our stockholders.

The composition, duties and responsibilities of the Audit, Compensation and Benefits, and Nominating and Governance Committees are as set forth below. In the future, the Board may establish other committees, as it deems appropriate, to assist it with its responsibilities.

Board Member	Audit Committee	Compensation and Benefits Committee	Nominating and Governance Committee

Whit Bouck	X		X

Katie Burke		X (Chair)	X

Steve Collins	X (Chair)	X

Jonathan Corr	X		X (Chair)

Scott Miller		X

Jeremy Rishel	X

Raul Villar, Jr.

Jason Wright

Audit Committee

The Audit Committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the qualifications, performance and independence of our independent registered public accounting firm;

•	pre-approving audit and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;

10 2023 Proxy Statement

•	reviewing our policies on risk assessment and risk management;

•

reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;

•	reviewing the adequacy of our internal control over financial reporting;

•	establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns;

•

recommending, based upon the Audit Committee’s review and discussions with management and the independent registered public accounting firm, whether our audited financial statements should be included in our Annual Report on Form 10-K;

•	monitoring our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;

•	preparing the Audit Committee report required by the rules of the Securities and Exchange Commission (“SEC”) to be included in our annual proxy statement;

•	reviewing all related party transactions for potential conflict of interest situations and approving all such transactions; and

•	reviewing and discussing with management and our independent registered public accounting firm our earnings releases and scripts.

The Board has affirmatively determined that each of Ms. Bouck and Messrs. Collins, Corr and Rishel meets the definition of “independent director” for purposes of serving on an audit committee under Rule 10A-3 of the Exchange Act and the applicable NASDAQ listing standards. In addition, the Board has determined that each of Messrs. Collins and Corr qualifies as an “audit committee financial expert” within the meaning of Item 407(d)(5) of Regulation S-K. The written charter of the Audit Committee may be found by visiting the “Governance—Documents and Charters” section of our investor relations website at https://investors.paycor.com.

Compensation and Benefits Committee

The Compensation and Benefits Committee’s responsibilities include:

•	reviewing and approving the corporate goals and objectives relevant to the compensation of our Chief Executive Officer;

•	evaluating the performance of our Chief Executive Officer in light of such corporate goals and objectives, and determining and approving the compensation of our Chief Executive Officer;

•	reviewing and approving the compensation of our other executive officers;

•	administering our incentive compensation plans and any other compensation plans to which the Board has delegated authority to the Compensation and Benefits Committee;

•	reviewing and approving our overall executive compensation philosophy and objectives;

•	annually reviewing, in conjunction with the Board, succession plans for our Chief Executive Officer, other executive officers and other positions deemed critical to the Company’s performance;

•

reviewing our compensation and benefit practices, policies and programs to ensure they do not encourage unnecessary or excessive risk taking, and annually assessing whether any risks arising from such practices, policies and programs are reasonably likely to have a material adverse effect on the Company;

•	reviewing and approving the implementation or revision of any clawback policy;

•	establish and monitor compliance with any stock ownership guidelines applicable to our executive officers or directors;

•	annually reviewing and reassessing the adequacy of the Compensation and Benefits Committee’s charter;

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•	appointing, compensating and overseeing the work of any compensation consultant, legal counsel or other advisor retained by the Compensation and Benefits Committee; and

•

assessing the independence of any compensation consultant, legal counsel or other advisor retained by the Compensation and Benefits Committee or management in accordance with the requirements of the NASDAQ listing standards.

The Board has adopted a written charter for the Compensation and Benefits Committee, which may be found by visiting the “Governance—Documents and Charters” section of our investor relations website at https://investors.paycor.com.

Nominating and Governance Committee

The Nominating and Governance Committee’s responsibilities include (subject, in each case as applicable, to the rights of the Apax Funds under the Director Nomination Agreement as described under “—Director Nomination Agreement” above):

•	developing, and recommending to the Board for its approval, criteria to be considered in selecting nominees for director;

•	identifying and recommending individuals qualified to become members of the Board;

•	developing and recommending to the Board approval standards for determining whether a director is independent;

•

reviewing the size of the Board and ensuring that qualified director candidates with a diversity of gender, ethnicity and tenure are included in each pool of candidates from which nominees for director are chosen;

•	reviewing the Company’s policies, programs and initiatives for employee diversity and inclusion and providing guidance to the Board on diversity matters;

•	considering candidates for director recommended by the Company’s stockholders;

•	reviewing any stockholder proposals and recommending Board responses pursuant to Rule 14a-8 of the Exchange Act;

•	overseeing engagement with stockholders and proxy advisory firms and reviewing proxy advisory firm policies and voting recommendations;

•	reviewing the Board’s leadership structure and recommending changes to the Board as appropriate;

•	reviewing and recommending to the Board the sizes, structure and compositions of the committees of the Board;

•	renewing, proposing changes to the Board or developing, as needed, corporate governance policies;

•

reviewing and discussing with management disclosure of the Company’s corporate governance practices proposed to be included in the Company’s annual proxy statement or annual report on Form 10-K, as applicable;

•	reviewing emerging corporate governance trends and practices and recommending changes to the Company’s corporate governance practices to the Board;

•	developing and recommending to the Board a succession plan for the chief executive officer; and

•	developing, subject to approval by the Board, a process for an annual evaluation of the Board and its committees and overseeing the conduct of this annual evaluation.

The Board has adopted a written charter for the Nominating and Governance Committee, which may be found by visiting the “Governance—Documents and Charters” section of our investor website at https://investors.paycor.com.

Board Leadership Structure

The Board believes that the mix of experienced independent directors, as well as the director affiliated with our controlling stockholder and our Chief Executive Officer, that currently comprise the Board, together with the structure and composition of the committees of the Board, provides strong overall oversight and strategic direction for the Company.

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Chair of the Board

Our Corporate Governance Guidelines provide that the offices of Chair of the Board and Chief Executive Officer may be at times combined and at times separated, giving the Board discretion in light of prevailing circumstances. Currently, the positions of Chair of the Board and Chief Executive Officer are held by separate persons. The Board believes this current leadership structure is appropriate for the Company and its stockholders as it allows our Chief Executive Officer to devote more attention to the day-to-day leadership and performance of the Company, with the Chair’s responsibility to, among other things, provide strategic guidance to our Chief Executive Officer.

The combination or separation of these offices is a matter that is considered periodically by the Board as part of the Company’s succession planning process, based on all of the then-relevant facts and circumstances. Accordingly, the Board may make changes to our leadership structure in the future as it deems appropriate and in the best interests of the Company and its stockholders.

Our Bylaws provide that for so long as the Apax Funds beneficially own in the aggregate (directly or indirectly) at least 30% or more of our Voting Stock, the majority of the directors nominated or designated for nomination by the Apax Funds have the right to designate the Chair of the Board. Accordingly, based on the percentage of our Voting Stock beneficially owned by Pride Aggregator (see “Security Ownership of Certain Beneficial Owners and Management” below), which is controlled by the Apax Funds, the Apax Funds have the effective right to designate the Chair of the Board under our Bylaws.

Jason Wright has served as Chair of the Board since July 2021.

Risk Oversight

The Board oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, improve long-term organizational performance and enhance stockholder value. A fundamental part of risk management is not only understanding the most significant risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for a given company. The involvement of the full Board in reviewing our business is an integral aspect of the Board’s assessment of our risk profile and its determination of what constitutes an appropriate or acceptable level of risk.

The Board has overall responsibility for risk oversight, and management provides the Board periodic reports on our compliance programs, including data privacy. While the full Board is committed to the prevention, timely detection, and mitigation of the effects of cybersecurity threats or incidents to the Company, it has delegated oversight of certain risks to its committees. The Audit Committee monitors our major financial and security risk exposures, and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements. The Compensation and Benefits Committee oversees the design and implementation of our compensation policies and programs and monitors the incentives created by these policies and programs to ensure they do not encourage unnecessary or excessive risk taking by our executive officers and other employees. In addition, the Nominating and Governance Committee oversees our major corporate governance risks. We are committed to ensuring the Board and its committees are consistently updated on threats to our business and receive consistent updates on risk mitigation processes.

In connection with its reviews of the operations of our business and through ongoing strategic planning with management, the full Board addresses the primary risks associated with our business. The Board appreciates the evolving nature of our business and industry and is actively involved with monitoring new threats and risks as they emerge. For example, during the COVID-19 pandemic, the Board closely monitored the evolution of the COVID-19 pandemic, including its impacts on our customers and our operations, and the long-term effects the pandemic may have on general macroeconomic conditions.

At periodic meetings of the Board and its committees, management reports to and seeks guidance from the Board and its committees with respect to the most significant risks that could affect our business, such as risks associated with our operations, technology and competition, cybersecurity and privacy risks, and legal, financial, tax and audit related risks.

Code of Ethics

We have adopted a Code of Ethics that applies to all our directors, officers and employees, including those officers responsible for financial reporting. Our Code of Ethics is posted under the “Governance—Documents and Charters”

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section of our Investor Relations website at https://investors.paycor.com. We intend to disclose any amendments to the Code of Ethics, or any waivers by the Board of its requirements for any of our directors or executive officers, on our website to the extent required by SEC and/or NASDAQ rules.

Anti-Hedging and Anti-Pledging Policy

Pursuant to our Insider Trading Policy, we prohibit directors, officers and other employees from engaging in hedging or monetization transactions, including the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds. Additionally, directors, officers and other employees are prohibited from holding our securities in a margin account or otherwise pledging our securities as collateral for a loan.

Compensation Committee Interlocks and Insider Participation

No interlocking relationships exist between the members of the Board and the board or compensation committee of any other company.

Communications by Stockholders with the Board

Stockholders may contact an individual director, the Board as a group, or a specified Board committee or group, including the independent directors as a group, by sending regular mail to:

Paycor HCM, Inc.

4811 Montgomery Road

Cincinnati, OH 45212

Attn: Board of Directors

c/o Chief Legal Officer and Secretary

Each communication should specify which director or directors the communication is addressed to, as well as the general topic of the communication. Paycor will receive the communications and process them before forwarding them to the addressee. Paycor may also refer communications to other departments within Paycor. Paycor generally will not forward to the directors a communication that is primarily commercial in nature, relates to an improper or irrelevant topic, or requests general information regarding Paycor.

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ENVIRONMENTAL, SOCIAL AND GOVERNANCE FRAMEWORK

Since our founding over 30 years ago, corporate social responsibility has been a key business tenet. We recognize the importance of Environmental, Social and Governance (“ESG”) issues and remain committed to extending the consideration of ESG factors in connection with our business operations and investment practices.

Governance

Paycor has an ESG Committee that consists of a cross-functional group of leaders and employees from departments including finance, investor relations, human resources, legal and facilities. This committee assists the Board and executive management team in developing our ESG strategy, identifying ESG risks and opportunities, including regulatory changes and compliance, setting initiatives and tracking our performance. The Audit Committee assists the Board with ESG oversight from a reporting and procedural perspective and the Nominating and Governance Committee assists the Board with ESG oversight with respect to strategy, communication and stockholder engagement.

Ethics & Compliance

Paycor has a culture of integrity, honesty and ethical behavior. Paycor maintains a Code of Ethics that applies to all of its employees, officers and directors, with an additional policy for senior officers responsible for financial reporting.

Every Paycor associate completes comprehensive training when hired and annually thereafter. Our training includes our Code of Ethics, anti-bribery, discrimination harassment prevention, privacy, security, fraud, and related internal controls. Our Associate Voice Line, a third-party whistleblower and ethics hotline, is managed by our internal audit department, which reports into the Audit Committee.

Our supplier conduct guidelines are designed to help ensure that our partners adhere to the same high standards of integrity and ethics. In addition, many of our solutions are designed to assist clients with their compliance to certain U.S. federal, state and local laws and regulations that apply to them.

Data Governance

Paycor is dedicated to protecting the privacy and security of our clients’ information and has implemented mechanisms necessary to do so across our organization. We align to internationally recognized frameworks that demonstrate this commitment, including the AICPA’s SOC 1 Type 2, SOC 2 Type 2, the EU General Data Protection Regulation (GDPR), and the Financial Crimes Enforcement Network (FinCEN).

Our platform is designed with security as a top consideration and employs a defense-in-depth strategy through administrative, physical, and technical safeguards to ensure the protection, confidentiality, and integrity of our customers’ data. Paycor is certified by a voluntary accreditation program from the National Automated Clearing House Association, which governs the United States’ automated clearing house network and payment system. Paycor undergoes regular assessments of our processes and controls as part of our annual SSAE 18 audit for SOC 1 and SOC 2 by an independent public accounting firm. We continuously monitor our network and endpoint-based security threats along with antivirus software to guard against trojans, worms, viruses, and other malware.

Paycor has a robust Business Continuity Policy and Plan in place with dedicated staff focused on inventorying critical processes, technologies and people. Business Impact Analyses are performed on an ongoing basis to understand the process criticality, helping drive restoration prioritization as well as identifying key areas where workarounds during a continuity event may be required. We also have an Incident Response Plan aligned to the National Institute of Standards and Technology (NIST) guidelines. We have tested disaster recovery processes and technologies and regularly conduct tabletop business continuity exercises.

Social

People are at the heart of everything we do. As we grow, our company culture is anchored in the guiding principles that led us here. We’re an inclusive and flexible organization that empowers associates to live their lives and be who they are at work. We have fun and give back. We support associates with personally meaningful career paths and open, honest communication. We’re a fast-paced company with an insatiable appetite to outperform and overdeliver. Paycor was recognized as a Top Workplace in 2021, 2022 and 2023 and a Top Workplace for Diversity, Equity and Inclusion Practices in 2021 and 2022 by Energage. (As of the date of this Proxy Statement, the results of the Energage Top Workplaces survey have not been announced yet for 2023.)

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Talent Acquisition and Development

Paycor strives to provide best-in-class benefits, performance rewards, and career development opportunities to attract and retain top talent. Paycor recently expanded family leave benefit options to include Elder Caregiver Leave, Sabbatical Program Leave, Military Support Leave, and Enhanced Bereavement Leave. Paycor has also implemented a new, more inclusive Employee Assistance Program, expanded medical plan coverage, and enhanced the well-being wallet. In an effort to further invest in our associates, bolster associate engagement and align our associates’ interests with stockholders’ objectives, Paycor provides a one-time, new hire equity grant to all eligible associates, which vests over time.

Paycor has a dedicated Enterprise Learning and Experience team focused on delivering skilling opportunities for all associates through an ecosystem of classes, live events, workshops, and leadership program cohorts throughout the year. Associates have ready access to technical, leadership, professional, and health/wellness learning and development opportunities. Tuition, certification obtainment and renewals, and conference reimbursement are available pursuant to our enterprise strategy for delivering a comprehensive ecosystem where associates develop their skills, personal and professional wellness, and industry expertise during their associate experience at Paycor. Support for specific demographics is enhanced through programs designed to offer resources and allyship for women, veterans, people within minority or protected status, and people actively transitioning into new careers.

Diversity, Equity & Inclusion

DE&I is a priority at Paycor, and we strive to create a culture of inclusion and belonging for all. For us, that means committing to strategic education, transparency, equity and equality, and purpose for the work. Paycor established a formal Diversity, Equity & Inclusion Policy in August 2021, which was updated in September 2022. We employ a dedicated leader of DE&I who works to create and execute our DE&I strategy and is responsible for enforcement of our Diversity, Equity & Inclusion Policy across our operations. Our CEO has also signed the CEO Action Pledge for Diversity & Inclusion™, the largest CEO-driven business commitment to advance diversity and inclusion in the workplace.

Our DE&I strategy is guided by four pillars that outline the foundation of our action steps as they relate to the goals of the entire organization.

•	Strategic Education and Awareness

•	Transparency in our Data

•	Equity of Pay, Hiring and Treatment of Targeted Populations

•	Purpose and Perspective

We established enterprise-wide goals to increase the inclusion and belonging of and the number of associates and leaders from underrepresented groups and plan to continue to evolve these goals over time to improve diversity of thought across the organization. As of June 30, 2023, we had approximately 2,800 associates, with women representing 52% of our associates and 45% of our leaders (manager and above) and Black, Indigenous and People of Color representing 26% of our associates and 17% of our leaders.

We work to create a culture that supports and embraces the rich mosaic of diversity in our associates, customers and partners. We are passionate about encouraging individuality and authenticity. We regularly review our workforce’s compensation to help ensure everyone is paid equally for equal work and address any unexplained gaps. We incorporate our DE&I strategy and learning into associate onboarding and leader training as our associates play a key role in fostering a culture of inclusion.

Additionally, our commitment to DE&I is reflected through our seven Employee Resource Groups (“ERGs”). We believe our ERGs create a community of inclusion and belonging, and create a safe space for learning and dialogue around the celebrations and challenges that diverse communities face. Each ERG has an executive sponsor and is supported by our DE&I team and senior leaders across the Company.

Community Giving

Giving back is in our DNA. We empower our associates to make a difference in a way that we believe is meaningful to them. We dedicate several days each year for Paycor It Forward, which provides associates the opportunity to put the power of Paycor behind a cause they believe in. Our Community Partners program is a grassroots organization funded by associates who choose to give their own time and resources to serve. The Paycor Community Impact Fund provides project grants to local philanthropic organizations.

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Environment

Paycor is committed to responsible use of natural resources and reducing our consumption where feasible. We encourage our associates to work remotely, which limits our office footprint and associate commuting. In fiscal year 2022, we achieved a 14% reduction in Scope 1 and 2 emissions against our fiscal year 2021 baseline, largely driven by facilities consolidation that is aligned with our virtual-first philosophy. We also have several company-wide green initiatives to reduce consumption of energy, water and waste and to recycle. As part of our supplier code of conduct, we seek to engage partners who share our sustainability goals.

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EXECUTIVE OFFICERS

Below is a list of the names, ages, positions, and a brief account of the business experience of the individuals who served as executive officers of Paycor as of June 30, 2023:

Name	Age	Position

Raul Villar, Jr.	55	Chief Executive Officer and Director

Adam Ante	42	Chief Financial Officer

Ryan Bergstrom	44	Chief Product Officer

Alice Geene	51	Chief Legal Officer and Secretary

Charles (“Chuck”) Mueller	53	Chief Revenue Officer

Raul Villar, Jr. has served as our Chief Executive Officer since July 2019 and as member of the Board since January 2021. His biography can be found above under “Corporate Governance – Continuing Directors Whose Terms Expire in 2024.”

Adam Ante has served as our Chief Financial Officer since September 2019, previously serving as the Deputy Chief Financial Officer from February 2019 to September 2019, and the Senior Vice President of Financial Planning and Analysis and Corporate Development from April 2017 to February 2019. Prior to joining Paycor, Mr. Ante held various finance related senior leadership roles from October 2009 to March 2017 at Vantiv, a payment processor, previously a line of business within Fifth Third Bank, and now a division of FIS, Inc. Mr. Ante earned a Bachelor of Business Administration in Finance and International Business from the University of Cincinnati and a Master of Business Administration from Xavier University.

Ryan Bergstrom has served as our Chief Product Officer, leading Paycor’s strategy for its HCM product suite since February 2018. He has over twenty years of product experience in the HCM industry. Previously, Mr. Bergstrom served as Vice President, Product Management at Ultimate Software, a global HCM company, from August 2016 to January 2018. He has also held product development and leadership roles at Epicor, a business software company, and SPECTRUM, a leading internet provider. Mr. Bergstrom earned a Bachelor of Science with special attainments in commerce, business administration from Washington & Lee University.

18 2023 Proxy Statement

Alice Geene has served as our Chief Legal Officer and Secretary since October 2020. Ms. Geene was previously Chief Legal and People Officer at Rewards Network, a fintech company serving small and medium-sized businesses, from April 2018 to September 2020 and served as Senior Vice President of Corporate Affairs, General Counsel and Secretary from April 2014 to April 2018. She was General Counsel of Trustwave Holdings, Inc., a cybersecurity solutions company, from September 2012 to January 2014, and she held senior in-house legal roles at Orbitz Worldwide, Inc., a publicly traded online travel company, from February 2005 to August 2012. Ms. Geene earned a Bachelor of Arts from Harvard College, a Juris Doctor from Harvard Law School, and has over 20 years of technology industry experience.

Charles (“Chuck”) Mueller has served as our Chief Revenue Officer, leading our Sales and Marketing teams, since February 2020. Mr. Mueller has thirty years of experience in the HCM industry. Previously, Mr. Mueller served as the Executive Vice President, Sales at Fleetcor, an S&P 500 company focused on digital payment solutions, from January 2019 to January 2020. Mr. Mueller also served in various senior sales roles at ADP, an S&P 500 HCM company, including General Manager for the Northeast Region, from June 1992 to January 2019. Mr. Mueller earned a Bachelor of Science from Georgia Southern University.

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COMPENSATION DISCUSSION AND ANALYSIS

As of June 30, 2023, we ceased to be an “emerging growth company” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and, therefore, this year’s Proxy Statement includes additional detail regarding our executive compensation program that was previously not required, including, without limitation, (1) this Compensation Discussion and Analysis; (2) additional executive compensation tables that provide disclosure on “Grants of Plan-Based Awards,” “Option Exercises and Stock Vested” and “Potential Payments Upon Termination or Change in Control” and (3) disclosure with respect to the Company’s pay versus performance.

Named Executive Officers

The purpose of this Compensation Discussion and Analysis is to provide information about the material elements of compensation that are paid, awarded to, or earned by, our named executive officers (who we collectively refer to as our “NEOs”), who consist of our principal executive officer, our principal financial officer, and our three other most highly compensated executive officers (other than our principal executive officer and principal financial officer) who were serving as executive officers at the end of fiscal year 2023. For fiscal year 2023, our NEOs and their positions were as follows:

Named Executive Officer	Position

Raul Villar, Jr.	Chief Executive Officer

Adam Ante	Chief Financial Officer

Ryan Bergstrom	Chief Product Officer

Alice Geene	Chief Legal Officer and Secretary

Charles (“Chuck”) Mueller	Chief Revenue Officer

Executive Summary

Highlights of Fiscal Year 2023 Financial Performance and Strategic Accomplishments

Paycor celebrated many achievements in fiscal year 2023, including the following financial performance highlights:

•	Delivered 29% revenue growth with nearly 400 basis points of margin expansion and $10 million of adjusted free cash flow.

•	Increased Tier 1 sales coverage in the 15 most populous cities in America from 28% to 36%.

•	Expanded effective “PEPM” (the amount Paycor charges per-employee-per-month) by 11%.

•	Increased list PEPM by $3 dollars, or 7%, to $45.

In addition, Paycor celebrated several strategic and operational milestones during fiscal year 2023, including:

•	Continued expansion of our modern HCM suite by launching differentiated technology that powers people and performance.

•	Acquired Talenya’s AI-driven candidate sourcing technology, now Paycor Smart Sourcing, and Verb, Inc.’s behavioral science-based microlearning platform to enhance Paycor Paths.

•

Awarded Top Workplaces USA for 2023 (our third consecutive year) by Energage, further demonstrating our commitment to live the cultural best practices we advocate to our clients that drive employee engagement and business results.

Highlights of Fiscal Year 2023 Compensation Decisions

Our Compensation and Benefits Committee took the following key actions with respect to our NEOs during fiscal year 2023:

•	Base Salary: Increased the base salary of our Chief Executive Officer and our Chief Legal Officer and Secretary.

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•

Annual Cash Incentive Compensation: Approved two financial performance metrics for the fiscal year 2023 annual cash incentive compensation program (i.e., total revenues and adjusted operating income margin) and removed net revenue retention as a financial performance metric. Maintained the annual target performance-based cash incentive compensation opportunities for our NEOs at their fiscal year 2022 levels.

•

Long-Term Equity-Based Incentive Compensation: Consistent with fiscal year 2022, approved long-term equity-based incentive compensation for our NEOs, granted 50% in the form of time-based stock options (“Options”) and 50% in the form of time-based restricted stock units (“RSUs”).

Executive Compensation Practices

What We Do	What We Do Not Do

•  Engage an independent compensation consultant

•  Maintain a policy that provides for the recoupment of excess incentive-based compensation received by our executive officers in the event of certain accounting restatements of our financial statements

•  Align pay with performance and our stockholders’ long-term interests

•  Include “double trigger” change-in-control vesting provisions for equity awards granted to our executive officers

•  Maintain stock ownership guidelines for our executive officers

•  Allow for the hedging or pledging of our equity securities

•  Permit the repricing of stock options without approval by our stockholders

•  Provide our executive officers with any excessive perquisites or excise tax gross-ups

•  Utilize any compensation practices that involve excessive or unnecessary risk-taking

Compensation Philosophy and Objectives

We have strived to create an executive compensation program that balances short-term versus long-term payments and awards, cash payments versus equity awards and fixed versus contingent payments and awards in ways that we believe are most appropriate to motivate our executive officers, including our NEOs. Our executive compensation program is designed to:

•	Attract and retain highly qualified executive officers critical to our success;

•	Encourage prudent risk taking and decision making, reinforcing heightened ethical standards;

•	Provide rewards for overall company performance, business unit performance and individual performance; and

•	Align financial rewards for our executive officers with the long-term results for our key stakeholders.

Principal Components of 2023 Executive Compensation Program

Our current executive compensation program, which is established by our Compensation and Benefits Committee, consists of the following components:

•	base salary;

•	annual cash incentive compensation linked to our overall performance;

•	periodic grants of long-term equity-based incentive compensation, such as Options and RSUs;

•	other executive benefits and perquisites; and

•

specified post-employment compensation payments and benefits contained in employment agreements with certain of our NEOs, an executive severance plan and an executive change in control severance plan (as further described under the section entitled “—Potential Payments Upon Termination or Change in Control” below).

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We combine these components in order to formulate compensation packages that provide competitive pay, reward the achievement of financial, operational and strategic objectives and align the interests of our NEOs with those of our stockholders. Further detail on each of these components is provided in the table below.

Compensation Elements	Form	Objectives and Basis
Base Salary	Cash

•  Designed to provide our NEOs with steady cash flow during the course of the fiscal year that is not contingent on short-term variations in our corporate performance.

•  Considerations include, but are not limited to, the NEOs’ position, experience, skills, duties and responsibilities.

•  Our Compensation and Benefits Committee determines market level compensation for base salaries based on our NEOs’ experience in the industry with reference to the base salaries of similarly situated executives in other companies of similar size and stage of development operating in our industry.

Annual Cash Incentive Compensation	Cash

•  Encourage the NEOs to focus on short-term performance goals that serve as the basis for long-term performance and stockholder value creation.

•  Based upon the achievement of performance metrics approved at the beginning of the fiscal year by the Compensation and Benefits Committee.

•  Determined by the Compensation and Benefits Committee based upon its assessment of individual performance and the Company’s actual performance against such pre-established performance metrics.

•  Actual payout is based on a target percentage of base salary.

Long-term Equity-Based Incentive Compensation	Equity

•  Aligns the incentives of our NEOs with the interests of our stockholders and with our long-term corporate success.

•  Enables us to attract, motivate, retain and adequately compensate executive talent.

•  Provide our NEOs with a significant long-term interest in our success by rewarding the creation of stockholder value over time.

•  Consists of a mix of Options and RSUs, which generally vest based on continued employment over three years.

Compensation Mix in Fiscal Year 2023

We utilize the particular elements of compensation described above because we believe that they provide a well-proportioned mix of secure compensation, retention value and at-risk compensation, which produces short-term and long-term performance incentives and rewards. By following this approach, we provide our NEOs with a measure of security in the minimum expected level of compensation, while motivating them to focus on achieving business metrics that will produce a high level of short-term and long-term performance for the Company and long-term value creation for our NEOs and stockholders, as well as reducing the risk of recruitment of top executive talent by competitors. The mix of metrics used for our annual performance-based cash incentive compensation and long-term equity-based incentive compensation programs likewise provide an appropriate balance between short-term financial performance and long-term financial and stock performance.

For our NEOs, the mix of compensation is weighted toward at-risk/variable pay (annual incentives and long-term incentives). Maintaining this pay mix results fundamentally in a “pay-for-performance” orientation for our NEOs, which is aligned with our stated compensation philosophy of providing compensation commensurate with performance.

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The charts below highlight the target total direct compensation pay mix for our CEO and the average of our other NEOs for fiscal year 2023.

Fiscal Year 2023 Compensation Determinations—What We Paid and Why

Base Salary

Each of our NEOs is paid a base salary commensurate with his or her position, experience, skills, duties and responsibilities. Base salary is also designed to provide our NEOs with steady cash flow during the course of the fiscal year that is not contingent on short-term variations in our corporate performance. Our Compensation and Benefits Committee determines market level compensation for base salaries based on our NEOs’ experience in the industry with reference to the base salaries of similarly situated executives in other companies of similar size and stage of development operating in our industry.

With these principles in mind, base salaries are reviewed on an annual basis by our Compensation and Benefits Committee, and may be adjusted from time to time based on the results of this review. For fiscal year 2023, the Committee determined to increase the base salary for our Chief Executive Officer and our Chief Legal Officer and Secretary, and did not increase the base salaries of the other NEOs. The Chief Executive Officer and Chief Legal Officer and Secretary base salary increases were awarded based on personal performance and the results of our peer group and market analyses.

The annualized base salaries paid to our NEOs in fiscal year 2022 and fiscal year 2023 are set forth in the chart below.

Named Executive Officer	Fiscal Year 2022 Base Salary ($)	Fiscal Year 2023 Base Salary ($)	Percent Increase (%)

Raul Villar, Jr.	550,000	585,000	6.4

Adam Ante	400,000	400,000	—

Ryan Bergstrom	370,000	370,000	—

Alice Geene	340,000	370,000	8.8

Chuck Mueller	400,000	400,000	—

Annual Cash Incentive Compensation

Each of our NEOs has a performance-based annual cash incentive compensation opportunity that is based upon the achievement of performance metrics approved at the beginning of the fiscal year by the Compensation and Benefits Committee, which for fiscal year 2023 included objectives related to total revenues and adjusted operating income margin. Such annual cash bonuses encourage the NEOs to focus on our short-term performance goals that serve as the basis for long-term performance and sustainable stockholder value creation, and are intended to reward achievement of those goals.

When determining the payout of the NEOs’ annual cash bonuses, performance against each objective is weighted, with total revenues weighted at 75% and adjusted operating income margin weighted at 25%. If attainment of a performance

2023 Proxy Statement 23

objective did not meet the threshold level for that objective, no payment would be earned for that objective. Achievement of an objective at the threshold level resulted in a payout at 50% of target for that objective, and achievement at the maximum level resulted in a payout at 200% of the target for that objective. Performance between levels was extrapolated on a straight-line basis. In order to achieve the maximum level in adjusted operating income margin, the total revenues threshold level must first be met.

For fiscal year 2023, our NEOs’ annual cash bonuses were determined by the Compensation and Benefits Committee based on its assessment of the individual performance of each of our NEOs and the Company’s actual performance against the pre-established performance metrics described above. The actual payout of the NEOs’ annual cash bonuses was based on a target percentage of the applicable NEO’s base salary. If applicable, the Compensation and Benefits Committee also takes into account the Company’s commitments under the NEO’s individual employment agreement in the determination of the NEO’s annual cash bonuses.

The performance objectives established by the Committee for fiscal year 2023 and our corresponding actual performance with respect to each objective are set forth in the following table:

Performance Goal	Weighting	Minimum Threshold	Target Performance	Maximum	Actual Result	Payout Percentage

Total Revenues(1)	75%	$500MM	$530MM	$550MM	$530MM	76%

Adjusted Operating Income Margin(2)	25%	12%	13.4%	15.4%	13.4%	25%

				Total Payout Percentage		101%

(1)	As adjusted to exclude revenues from the Talenya and Verb acquisitions and interest income attributed to interest rate increases.

(2)	As further adjusted to exclude results from the Talenya and Verb acquisitions, interest income attributed to interest rate increases and expenses associated with other one-time initiatives and items.

In August 2022, the Compensation and Benefits Committee established the target percentage amounts for the annual cash bonuses for fiscal year 2023 for each of our NEOs, as set forth in the following chart.

Named Executive Officer	Fiscal Year 2023 Annual Bonus Target Percentage (%)

Raul Villar, Jr.	100

Adam Ante	80

Ryan Bergstrom	60

Alice Geene	60

Chuck Mueller	100

Based on the Compensation and Benefits Committee’s determination of the achievement of the applicable performance targets, the actual payouts for the NEOs’ annual cash bonuses for fiscal year 2023 are also set forth in the following chart.

Named Executive Officer	Fiscal Year 2023 Annual Bonus Target Percentage (%)	Fiscal Year 2023 Annual Bonus Payout ($)

Raul Villar, Jr.	100	590,850

Adam Ante	80	323,200

Ryan Bergstrom	60	224,220

Alice Geene	60	224,220

Chuck Mueller	100	404,000

Long-Term Equity-Based Incentive Compensation

We believe that long-term equity-based incentive compensation is an important component of our executive compensation program and that providing a significant portion of our NEOs’ total compensation package in equity-based compensation aligns the incentives of our NEOs with the interests of our stockholders and with our long-term

24 2023 Proxy Statement

corporate success. Additionally, we believe that long-term equity-based incentive compensation awards enable us to attract, motivate, retain and adequately compensate executive talent. We believe equity awards provide our NEOs with a significant long-term interest in our success by rewarding the creation of sustainable stockholder value over time.

The Company adopted the Paycor HCM, Inc. 2021 Omnibus Incentive Plan (the “2021 Plan”) to enhance the profitability and value of the Company for the benefit of our stockholders by enabling the Company to offer employees, advisors, consultants and non-employee directors of the Company and its affiliates cash and stock-based incentives in order to attract, retain and reward such individuals and strengthen the mutuality of interests between such individuals and our stockholders. Under the 2021 Plan, the Company may award Options, stock appreciation rights, restricted stock awards, performance awards, other stock-based awards (which includes RSUs), or other cash-based awards.

In fiscal year 2023, we granted each of our NEOs under the 2021 Plan an award of Options and an award of RSUs. The Options generally vest 33% on the first anniversary of the applicable grant date, with the remainder vesting in 24 monthly installments thereafter (fully vesting on the third anniversary of the applicable grant date), subject to continued employment through the applicable vesting date. The RSUs generally vest 33% on the first anniversary of the applicable grant date, with the remainder vesting in 8 quarterly installments thereafter (fully vesting on the third anniversary of the applicable grant date), subject to continued employment through the applicable vesting date.

The table below sets forth the number and grant date fair value of the Options and RSUs granted to the NEOs in fiscal year 2023. The values of such Options and RSUs granted were based on personal performance and the results of our peer group and market analyses. Such analyses also assisted the Compensation and Benefits Committee in determining the mix between these two equity vehicles for each NEO.

Named Executive Officer	Number of Options (#)	Number of RSUs (#)	Grant Date Fair Value of Awards ($)

Raul Villar, Jr.	315,239	152,233	29.56

Adam Ante	105,080	50,745	29.56

Ryan Bergstrom	70,054	33,830	29.56

Alice Geene	70,054	33,830	29.56

Chuck Mueller	140,107	67,660	29.56

Severance and Change in Control Arrangements

We have entered into employment agreements with certain of our NEOs which provide for specified severance payments and benefits in the event of a qualifying termination of employment. Any of our NEOs who have not entered in an employment agreement participate in the Company’s Executive Severance Plan (the “Executive Severance Plan”), which provides for severance payments and benefits in the event of a qualifying termination of employment.

In addition, we believe that a strong, experienced management team is essential to the best interests of the Company and our stockholders. We recognize that the possibility of a change in control of the Company could arise and that such a possibility could result in the departure or distraction of members of the management team to the detriment of the Company and our stockholders. As such, we maintain the Executive Change in Control Severance Plan (the “Executive CiC Severance Plan”), which each of our NEOs participate in and provides for increased severance payments and benefits in the event of a qualifying termination of employment within a specified period following a “change in control” of the Company (as defined in the 2021 Plan).

The Executive Severance Plan, the Executive CiC Severance Plan and the severance payments and benefits provided under certain of the NEOs’ employment agreements are further described under the section entitled “—Potential Payments Upon Termination or Change in Control” below.

Additionally, we do not provide for excise tax gross-ups to our executive officers and do not expect to do so in the future.

Retirement and Other Benefits

We provide the following benefits to our NEOs on the same basis as other eligible employees: health insurance, vacation, personal holidays and sick days, life insurance and supplemental life insurance, short-term and long-term disability; and a 401(k) plan with matching contributions. We also provide communication allowances to certain of our NEOs.

We believe these benefits are generally consistent with those offered by other companies and specifically with those companies with which we compete for employees.

2023 Proxy Statement 25

Setting Our Executives’ Compensation

Role of Compensation and Benefits Committee

The Compensation and Benefits Committee determines and approves the compensation of our NEOs. Annually, the Compensation and Benefits Committee evaluates the performance of our CEO based on the corporate and/or individual goals relevant to his compensation that it establishes at the start of the respective fiscal year. Our CEO does not participate in, nor is he present during, his own performance evaluation undertaken by the Compensation and Benefits Committee and does not recommend his own compensation (other than completing a self-assessment of performance achievements against the goals previously established by the Compensation and Benefits Committee). For our NEOs other than our CEO, the Compensation and Benefits Committee receives annual performance assessments and compensation recommendations from our CEO. None of the other NEOs plays any role in decisions affecting their compensation, except for discussing their annual, individual performance goals (and their self-assessment of their respective achievement of those goals) with our CEO.

Role of Compensation Consultant

The Committee’s charter gives it the authority to retain and approve fees and other terms of engagement for compensation consultants and other advisors to assist it in performing its duties. In fiscal year 2023, the Compensation and Benefits Committee continued to retain Compensia, Inc. (“Compensia”), a national compensation consulting firm, as its compensation consultant. Compensia’s work for the Compensation and Benefits Committee included, among other services, a review and update of our compensation peer group, a subsequent executive compensation market analysis based on an assessment of the compensation practices of the companies in our compensation peer group, a review and analysis of the compensation of the non-employee members of our Board and a review and report on the risk profile of our executive compensation program. Compensia also provides the Compensation and Benefits Committee with assessments of the Company’s executive compensation practices and makes recommendations based on best practices. In addition, Compensia meets on a frequent basis with our management team and the Chair of the Compensation and Benefits Committee to discuss a variety of compensation matters, including, but not limited to, compensation strategy, trends and to review the policies and viewpoints of the major proxy advisory firms. Compensia reports directly to the Compensation and Benefits Committee, which will annually review its performance, independence and fees. In fiscal year 2023, the Compensation and Benefits Committee assessed Compensia’s independence and concluded that Compensia’s work for the Compensation and Benefits Committee did not raise any conflict of interest.

Use of Peer Group Data

The Compensation and Benefits Committee, assisted by Compensia, underwent a rigorous annual evaluation of our compensation peer group in the spring of 2022 to assist with compensation decisions for fiscal year 2023. The companies in our compensation peer group were selected based on the following criteria:

•	Companies operating in the software and human capital management industries;

•	Companies with comparable annual revenue and market capitalization;

•	Companies with high revenue growth; and

•	Companies against which we compete for executive talent

Based on these criteria and the informed judgment of the Compensation and Benefits Committee, the Compensation and Benefits Committee approved the following compensation peer group, effective for fiscal year 2023 compensation decision-making:

Appfolio	Coupa Software	nCino

Asana	Domo	PagerDuty

Aspen Technology	Duck Creek Technologies	Paylocity Holdings

Avalara	Dynatrace	Smartsheet

BigCommerce Holdings	Guidewire Software	Workiva

26 2023 Proxy Statement

At the beginning of fiscal year 2023, Compensia used this peer group to prepare an analysis for the Compensation and Benefits Committee that compared the compensation levels of our executive officers to comparable executive positions at the companies in our compensation peer group. The Compensation and Benefits Committee used data drawn from the companies in our compensation peer group to evaluate the competitive market when reviewing and adjusting the target total direct compensation packages for our Chief Executive Officer and our other NEOs, including annual base salary, target annual bonus opportunities and long-term equity-based incentive compensation opportunities, for fiscal year 2023. In certain cases, this peer group data was supplemented by broader market analyses.

The Compensation and Benefits Committee reviews our compensation peer group regularly and makes adjustments to its composition annually, taking into account changes in both our business and the businesses of the companies in the peer group.

Other Matters Relating to Executive Compensation

Stockholder Say-on-Pay and Say-on-Frequency Advisory Votes

Pursuant to the “Say-on-Pay Proposal” included in this Proxy Statement, our stockholders will be voting for the first time to approve the compensation of our NEOs. We will consider the outcome of the say-on-pay and say-on-frequency advisory votes when making compensation decisions regarding our NEOs.

Pursuant to the “Say-on-Frequency Proposal” included in this Proxy Statement, our stockholders will be voting for the first time on the frequency of future advisory stockholders votes to approve the compensation of our NEOs.

Clawback Policy

We believe that it is in the best interests of the Company and our stockholders to create and maintain a culture that emphasizes integrity and accountability and that reinforces the Company’s “pay-for-performance” compensation philosophy. In January 2023, the Compensation and Benefits Committee adopted a clawback policy that provides for the recoupment of incentive-based compensation in the event that the Company is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the federal securities laws. The clawback policy is designed to comply with Section 10D of the Exchange Act, the rules promulgated thereunder, and the applicable NASDAQ listing standards.

Stock Ownership Guidelines

In fiscal year 2023, the Compensation and Benefits Committee adopted stock ownership guidelines for our executive officers and the non-employee directors of the Company. The guidelines require our Chief Executive Officer, each executive officer reporting directly to the Chief Executive Officer and each non-employee director who receives compensation for his or her service on the Board to acquire and hold a number of shares of our common stock equal in value to at least the following applicable ownership thresholds:

•	Chief Executive Officer – four times the amount of his or her annual base salary

•	Other executive officers – one and a half times the amount of his or her annual base salary

•	Non-employee directors – five times the amount of his or her annual cash retainer, exclusive of committee chair retainer fees.

All individuals covered by the Stock Ownership Guidelines are expected to achieve his or her applicable ownership threshold within five years of becoming subject to the guidelines. Until the applicable ownership guideline is achieved, such covered individuals are required to retain 50% of all net shares resulting from equity awards granted to them under the Company’s equity compensation program. For these purposes, ownership includes shares owned outright and shares underlying vested RSUs. Each individual covered by the Stock Ownership Guidelines is on track to achieve compliance with the guidelines by the end of such five-year period.

Compensation Risk Assessment

In reviewing our compensation programs, the Compensation and Benefits Committee considers whether the programs encourage unnecessary or excessive risk taking. During fiscal year 2023, Compensia, at the request of the Compensation and Benefits Committee, performed a risk assessment of the Company’s compensation programs, which included a

2023 Proxy Statement 27

review of the design and features of the programs and also took into consideration compensation philosophy, performance management and program governance. The Compensation and Benefits Committee does not believe that the Company’s compensation programs create risks that are reasonably likely to have a material adverse effect on the Company.

Section 280G of the Internal Revenue Code

Section 280G of the Internal Revenue Code of 1986 (the “Code”) disallows a tax deduction with respect to “excess parachute payments” to certain executive officers of companies that undergo a change in control. In addition, Section 4999 of the Code imposes a 20% excise tax penalty on the individual receiving the “excess parachute payment.” Parachute payments are compensation that is linked to or triggered by a change in control and may include, but are not limited to, bonus payments, severance payments, certain fringe benefits and payments and acceleration of vesting from long-term incentive plans or programs and other equity-based compensation. “Excess parachute payments” are parachute payments that excess a threshold determined under Section 280G of the Code based on an executive officer’s prior compensation. In approving compensation arrangements for our NEOs, the Board considers all elements of the cost to us of providing such compensation, including the potential impact of Section 280G of the Code. However, the Board may, in its judgment, authorize compensation arrangements that could give rise to loss of deductibility of Section 280G of the Code and the imposition of excise taxes under Section 4999 of the Code when it believes that such arrangements are appropriate to attract and retain executive talent.

Section 162(m) Compliance

Section 162(m) of the Code limits us to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain executive officers in a taxable year. The Compensation and Benefits Committee considers the impact of Section 162(m) when making compensation decisions and will make compensation decisions without regard to the deductibility limit if it determines amounts payable are in best interests of Company and stockholders.

Section 409A Considerations

Another section of the Code, Section 409A, affects the manner by which deferred compensation opportunities are offered to our employees because Section 409A requires, among other things, that “non-qualified deferred compensation” be structured in a manner that limits employees’ abilities to accelerate or further defer certain kinds of deferred compensation. We intend to operate our existing compensation arrangements that are covered by Section 409A in accordance with the applicable rules thereunder, and we will continue to review and amend our compensation arrangements where necessary to comply with Section 409A. To the extent applicable, our compensation arrangements are structured and interpreted to comply with, or be exempt from, Section 409A and the regulations and other interpretive guidance that may be issued under Section 409A.

Accounting for Stock-Based Compensation

We follow Financial Accounting Standards Board Accounting Standards Codification Topic 718, or ASC 718, for our equity-based compensation awards. ASC 718 requires companies to calculate the grant date “fair value” of their equity-based awards using a variety of assumptions. ASC 718 also requires companies to recognize the compensation cost of their equity-based awards in their income statements over the period that an award recipient is required to render service in exchange for the award. Future grants of stock options, restricted stock, restricted stock units and other equity-based awards under our equity incentive award plans will be accounted for under ASC 718. The Compensation and Benefits Committee regularly considers the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our equity incentive award plans and programs. As accounting standards change, we may revise certain programs to appropriately align accounting expenses of our equity awards with our overall executive compensation philosophy and objectives.

Compensation Committee Report

The Compensation and Benefits Committee has reviewed and discussed with management the compensation discussion and analysis required by Item 402(b) of Regulation S-K. Based on the review and discussions, the Compensation and Benefits Committee recommended to the Board that the compensation discussion and analysis be included in this Proxy Statement.

28 2023 Proxy Statement

Members of the Compensation and Benefits Committee during fiscal year 2023 were:

•	Katie Burke;

•	Steve Collins; and

•	Scott Miller.

2023 Proxy Statement 29

EXECUTIVE COMPENSATION

Fiscal Year 2023 Summary Compensation Table

The following table presents summary information regarding the total compensation awarded to, earned by, and paid to our NEOs for fiscal years 2023, 2022 and 2021.

Name and Principal Position	Year ($)	Salary ($)	Bonus ($)	Stock Awards(3) ($)	Option Awards(4) ($)	Non-equity Incentive Plan Compensation(5) ($)	All Other Compensation(6) ($)	Total ($)

Raul Villar, Jr., Chief Executive Officer	2023	578,269	—	4,500,007	4,500,005	590,850	20,668	10,189,799
	2022	550,000	—	4,035,312	3,437,497	720,500	29,393	8,772,702
	2021	476,924	—	—	—	627,000	11,811	1,115,735

Adam Ante, Chief Financial Officer	2023	400,000	—	1,500,022	1,500,006	323,200	25,542	3,748,770
	2022	400,000	—	1,907,604	1,624,999	419,200	41,659	4,393,462

	2021	339,039	—	716,550	—	364,800	18,686	1,439,075

Ryan Bergstrom,(1) Chief Product Officer	2023	370,000	—	1,000,015	1,000,014	224,220	18,834	2,613,083
	2022	—	—	—	—	—	—	—
	2021	—	—	—	—	—	—	—

Alice Geene,(2) Chief Legal Officer and Corporate Secretary	2023	364,231	—	1,000,015	1,000,014	224,220	26,248	2,614,728
	2022	—	—	—	—	—	—	—
	2021	—	—	—	—	—	—	—

Chuck Mueller, Chief Revenue Officer	2023	400,000	—	2,000,030	2,000,013	404,000	26,195	4,830,238
	2022	400,000	—	1,467,369	1,250,000	524,000	47,834	3,689,203
	2021	367,692	600,000	—	—	456,000	14,115	1,437,807

(1)	Mr. Bergstrom is an NEO for the first time in fiscal year 2023.

(2)	Ms. Geene is an NEO for the first time in fiscal year 2023.

(3)

The amounts reported in this column represent the aggregate grant date fair value of RSUs granted to our NEOs under the 2021 Plan for the applicable fiscal year, computed in accordance with FASB ASC Topic 718. See Note 14, “Equity Compensation Plans” to our Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended June 30, 2023 for a discussion of the relevant assumptions used in calculating the aggregate grant date fair value of these awards. For further details on these grants, see the “2023 Fiscal Year Grants of Plan-Based Awards” and “Outstanding Equity Awards at 2023 Fiscal Year End” tables below.

(4)

The amounts reported in this column represent the aggregate grant date fair value of Options granted to our NEOs under the 2021 Plan for the applicable fiscal year, computed in accordance with FASB ASC Topic 718. See Note 14, “Equity Compensation Plans” to our Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended June 30, 2023 for a discussion of the relevant assumptions used in calculating the aggregate grant date fair value of these awards. For further details on these grants, see the “2023 Fiscal Year Grants of Plan-Based Awards” and “Outstanding Equity Awards at 2023 Fiscal Year End” tables below.

(5)

The amounts reported in this column represent performance-based annual cash bonuses earned by our NEOs in the applicable fiscal year and paid in the subsequent fiscal year. For further details on the annual cash bonuses earned by our NEOs in respect of fiscal year 2023, see the section above titled “2023 Compensation Determinations—What We Paid and Why—Annual Cash Incentive Compensation” and the “2023 Fiscal Year Grants of Plan-Based Awards” table below.

(6)

The amounts reported in this column for fiscal year 2023 are as follows: (i) for Mr. Villar, $11,505 in 401(k) employer contributions, $6,473 for travel and expenses associated with employee incentive trips, $1,493 for mobile communication-related expenses, $1,000 in HSA employer contributions, $99 for gift card expenses, and $98 for taxes on de minimis gifts; (ii) for Mr. Ante, $10,524 in 401(k) employer contributions, $10,140 for travel and expenses associated with employee incentive trips, $1,934 for mobile communication-related expenses, $1,000 in HSA employer contributions, $1,581 for gift card expenses, $98 for taxes on de minimis gifts, and $265 for Thrive Pass benefits; (iii) for Mr. Bergstrom, $10,477 in 401(k) employer contributions, $7,541 for travel and expenses associated with employee incentive trips, $616 for taxes on de minimis gifts, and $200 for Thrive Pass benefits; (iv) for Ms. Geene, $11,732 in 401(k) employer contributions, $12,951 for travel and expenses associated with employee incentive trips, $1,440 for mobile communication-related expenses and $125 for taxes on de minimis gifts; and (v) for Mr. Mueller, $10,669 in 401(k) employer contributions, $13,253 for travel and expenses associated with employee incentive trips, $1,440 for mobile communication-related expenses, $70 for gift card expenses, $688 for taxes on de minimis gifts, and $75 for Thrive Pass benefits.

30 2023 Proxy Statement

2023 Grants of Plan-Based Awards Table

The following table sets forth certain information with respect to grants of plan-based awards for fiscal year 2023 with respect to our NEOs.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units(2) (#)	All Other Option Awards: Number of Securities Underlying Options(3) (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(4) ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)

Raul Villar, Jr.	—	292,500	585,000	1,170,000	—	—	—	—

	October 1, 2022	—	—	—	—	315,239	29.56	4,500,005

	October 1, 2022	—	—	—	152,233	—	—	4,500,007

Adam Ante	—	160,000	320,000	640,000	—	—	—	—

	October 1, 2022	—	—	—	—	105,080	29.56	1,500,006

	October 1, 2022	—	—	—	50,745	—	—	1,500,022

Ryan Bergstrom	—	111,000	222,000	444,000	—	—	—	—

	October 1, 2022	—	—	—	—	70,054	29.56	1,000,014

	October 1, 2022	—	—	—	33,830	—	—	1,000,015

Alice Geene	—	111,000	222,000	444,000	—	—	—	—

	October 1, 2022	—	—	—	—	70,054	29.56	1,000,014

	October 1, 2022	—	—	—	33,830	—	—	1,000,015

Chuck Mueller	—	200,000	400,000	800,000	—	—	—	—

	October 1, 2022	—	—	—	—	140,107	29.56	2,000,013

	October 1, 2022	—	—	—	67,660	—	—	2,000,030

(1)

Amounts in this column represent performance-based annual cash bonuses granted to our NEOs in respect of fiscal year 2023. For further details on these bonuses, see the section above titled “2023 Compensation Determinations—What We Paid and Why—Annual Cash Incentive Compensation”.

(2)

Amounts in this column represent awards of RSUs granted to our NEOs under the 2021 Plan in fiscal year 2023. For further details on these grants, see the “Outstanding Equity Awards at 2023 Fiscal Year End” table below.

(3)

Amounts in this column represent awards of Options granted to our NEOs under the 2021 Plan in fiscal year 2023. For further details on these grants, see the “Outstanding Equity Awards at 2023 Fiscal Year End” table below.

(4)	Amounts in this column represent the grant date fair value of applicable awards of Options and RSUs, computed in accordance with FASB ASC Topic 718.

Narrative Disclosure to 2023 Summary Compensation Table and 2023 Grants of Plan-Based Awards Table

Employment Agreements

We have entered into employment agreements with Messrs. Villar, Ante and Mueller. The material terms of such employment agreements are summarized below. We are not party to an employment agreement with either Mr. Bergstrom or Ms. Geene.

Villar Employment Agreement

The Company’s employment agreement with Mr. Villar, which was entered into effective as of July 20, 2021 (the “Villar Agreement”), provides for an initial three-year term, subject to successive one-year extensions thereafter, unless either party elects not to permit such automatic non-renewal with at least 90 days’ prior written notice. Under the Villar Agreement, Mr. Villar is entitled to receive an initial annual base salary of $550,000 (increased to $585,000 effective for fiscal year 2023) and is eligible to receive an annual bonus, with the target being equal to 100% of his annual base salary, based upon the achievement of predetermined performance parameters.

The Villar Agreement also provides for customary restrictive covenants including confidentiality, assignment of inventions, non-competition during the employment term and for 18 months thereafter, and non-solicitation of customers, employees and independent contractors during the employment term and for 18 months thereafter.

2023 Proxy Statement 31

In addition, Mr. Villar is eligible to receive certain severance benefits under the Villar Agreement in the event of a qualifying termination of his employment as further described under the section entitled “—Potential Payments Upon Termination or Change in Control” below.

Ante Employment Agreement

The Company’s employment agreement with Mr. Ante, which was entered into effective as of July 20, 2021 (the “Ante Agreement”), provides for an initial three-year term, subject to successive one-year extensions thereafter, unless either party elects not to permit such automatic non-renewal with at least 90 days’ prior written notice. Under the Ante Agreement, Mr. Ante is entitled to receive an initial annual base salary of $400,000 (which amount remained in effect for fiscal year 2023) and is eligible to receive an annual bonus, with the target being equal to 80% of his annual base salary, based upon the achievement of predetermined performance parameters.

The Ante Agreement also provides for customary restrictive covenants including confidentiality, assignment of inventions, non-competition during the employment term and for 18 months thereafter, and non-solicitation of customers, employees and independent contractors during the employment term and for 18 months thereafter.

In addition, Mr. Ante is eligible to receive certain severance benefits under the Ante Agreement in the event of a qualifying termination of his employment as further described under the section entitled “—Potential Payments Upon Termination or Change in Control” below.

Mueller Employment Agreement

The Company’s employment agreement with Mr. Mueller, which was entered into effective as of July 20, 2021 (the “Mueller Agreement”), provides for an initial three-year term, subject to successive one-year extensions thereafter, unless either party elects not to permit such automatic non-renewal with at least 90 days’ prior written notice. Under the Mueller Agreement, Mr. Mueller is entitled to receive an initial annual base salary of $400,000 (which amount remained in effect for fiscal year 2023) and is eligible to receive an annual bonus, with the target being equal to 100% of his annual base salary, based upon the achievement of predetermined performance parameters.

The Mueller Agreement also provides for customary restrictive covenants including confidentiality, assignment of inventions, non-competition during the employment term and for 18 months thereafter, and non-solicitation of customers, employees and independent contractors during the employment term and for 18 months thereafter.

In addition, Mr. Mueller is eligible to receive certain severance benefits under the Mueller Agreement in the event of a qualifying termination of his employment as further described under the section entitled “—Potential Payments Upon Termination or Change in Control” below.

32 2023 Proxy Statement

Outstanding Equity Awards at Fiscal 2023 Year-End

The following table sets forth, for each of our NEOs, certain information with respect to outstanding equity awards of our NEOs as of June 30, 2023.

	Option Awards									Stock Awards
Name	Grant Date		Vesting Commencement Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)		Option Expiration Date		Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested ($)(1)

Raul Villar, Jr.	8/22/2019	(2)	7/1/2019	10,548	1,952	N/A	(3)	N/A	(3)	—	—

	7/20/2021	(4)	—	233,972	133,282	23.00		7/20/2031		—	—

	7/23/2021	(5)	—	—	—	—		—		62,585	1,481,387

	10/1/2022	(6)	—	—	315,239	29.56		10/1/32		—	—

	10/1/2022	(7)	—	—	—	—		—		152,233	3,603,355

Adam Ante	4/1/2019	(2)	11/2/2018	429	61	N/A	(3)	N/A	(3)	—	—

	11/20/2019	(2)	10/1/2019	2,854	656	N/A	(3)	N/A	(3)	—	—

	4/1/2021	(8)	—	—	—	—		—		8,596	203,467

	7/20/2021	(4)	—	110,605	63,006	23.00		7/20/2031		—	—

	7/23/2021	(5)	—	—	—	—		—		29,586	700,301

	10/1/2022	(6)	—	—	105,080	29.56		10/1/2032		—	—

	10/1/2022	(7)	—	—	—	—		—		50,745	1,201,134

Ryan Bergstrom	4/1/2019	(2)	4/1/2019	2,166	309	N/A	(3)	N/A	(3)	—	—

	7/20/2021	(4)	—	48,810	36,350	23.00		7/20/2031		—	—

	7/23/2021	(5)	—	—	—	—		—		17,069	404,023

	10/1/2022	(6)	—	—	70,054	29.56		10/1/2032		—	—

	10/1/2022	(7)	—	—	—	—		—		33,830	800,756

Alice Geene	1/20/21	(2)	10/1/2020	1,378	622	N/A	(3)	N/A	(3)	—	—

	7/20/2021	(4)	—	42,540	24,233	23.00		7/20/2031		—	—

	7/23/2021	(5)	—	—	—	—		—		11,379	269,341

	10/1/2022	(6)	—	—	70,054	29.56		10/1/2032		—	—

	10/1/2022	(7)	—	—	—	—		—		33,830	800,756

Chuck Mueller	2/20/2020	(2)	1/1/2020	4,689	1,311	N/A	(3)	N/A	(3)	—	—

	7/20/2021	(4)	—	85,081	48,466	23.00		7/20/2031		—	—

	7/23/2021	(5)	—	—	—	—		—		22,758	538,682

	10/1/2022	(6)	—	—	140,107	29.56		10/1/2032		—	—

	10/1/2022	(7)	—	—	—	—		—		67,660	1,601,512

(1)

The aggregate market values reported in this column are calculated by multiplying the unvested shares by $23.67, the closing price of a share of our common stock on June 30, 2023 as reported on NASDAQ.

(2)

These amounts represent Class B Units granted to our NEOs pursuant to the 2019 Paycor Equity Incentive Plan (the “2019 Plan”, and such units, the “Class B Units”). The Class B Units are intended to be profits interests for federal income tax purposes and represent the right to receive distributions from Pride Aggregator after the members of Pride Aggregator have received their contributed capital and earned a specified return of their contributed capital. Despite the fact that the Class B Units do not require the payment of an exercise price by the holder, they are most similar economically to stock options. Accordingly, they are classified as “options” under the definition provided in the Item 402(a)(6)(i) of Regulation S-K as an instrument with an “option-like feature.” See Note 14, “Equity Compensation Plans” to our Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended June 30, 2023 for additional details regarding these awards. At the time of grant, 50% of the Class B Units were subject to time-based vesting, and 50% of the Class B Units were subject to the satisfaction of certain performance-based vesting conditions. In connection with the IPO, the performance-based Class B Units were converted to time-based Class B Units, with 25% of the Class B Units having vested on each of the six and 12 month anniversaries of the IPO, and the balance of the Class B Units vesting in equal installments on the 18 and 24-month anniversaries of the IPO, subject to the respective NEO’s continuous service with us through the applicable vesting date (with a three-month vesting tail period if the respective NEO were to be terminated by the Company other than for “cause”, due to death or “disability”, or due to his resignation for “good reason”, each as defined under the 2019 Plan).

(3)

The Class B Units are not traditional options and do not require the payment of an exercise price by the holder or have an expiration date. Instead, the holders of the Class B Units participate in distributions attributable to the appreciation in the fair market value of Pride Aggregator, or profits of Pride Aggregator, after their respective dates of grant.

2023 Proxy Statement 33

(4)

These amounts represent Options granted to each of our NEOs on July 20, 2021. One-third of the Options vested on the first anniversary of the grant date, and the remainder vests in 24 equal monthly installments thereafter (with full vesting to occur on the third anniversary of the grant date), subject to the NEO’s continued employment with the Company through the applicable vesting date.

(5)

These amounts represent RSUs granted to each of our NEOs on July 23, 2021. One-third of the RSUs vested on the first anniversary of the grant date, and the remainder vests in 8 equal quarterly installments thereafter (with full vesting to occur on the third anniversary of the grant date), subject to the NEO’s continued employment with the Company through the applicable vesting date.

(6)

These amounts represent Options granted to each of our NEOs on October 1, 2022. One-third of the Options vested on the first anniversary of the grant date, and the remainder vests in 24 equal monthly installments thereafter (with full vesting to occur on the third anniversary of the grant date), subject to the NEO’s continued employment with the Company through the applicable vesting date.

(7)

These amounts represent RSUs granted to each of our NEOs on October 1, 2022. One-third of the RSUs vested on the first anniversary of the grant date, and the remainder vests in 8 equal quarterly installments thereafter (with full vesting to occur on the third anniversary of the grant date), subject to the NEO’s continued employment with the Company through the applicable vesting date.

(8)

Represents the unvested portion of the RSUs issued to Mr. Ante in settlement of Long-Term Incentive Plan units (“LTIP Units”) previously granted to him during fiscal year 2021 under the Company’s Top Talent Equity Incentive Plan. The LTIP Units were participation interests in a phantom pool of Class B Units, which entitled the holder to, at the Company’s discretion, a cash or stock payment on certain determination dates if an initial public offering of the Company occurred and the holder remained employed by the Company on such date. In connection with the IPO, these LTIP Units were converted into a number of RSUs having equivalent fair market value to the value of the LTIP Units. Twenty percent (20%) of the RSUs issued upon conversion of the LTIP Units vested on each of the date of the IPO and the six and 12 month anniversaries of the IPO, with the balance of these RSUs vesting in equal installments on the 18 and 24 month anniversaries of the IPO.

Option Exercises and Stock Vested in the 2023 Fiscal Year

The following table sets forth certain information with respect to the vesting of stock awards and the exercise of stock options (excluding the NEOs’ Class B Units) during the fiscal year ended 2023 with respect to our NEOs.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Raul Villar, Jr.	—	—	86,871	2,242,313

Adam Ante	—	—	58,257	1,490,114

Ryan Bergstrom	15,000	136,430	23,691	611,513

Alice Geene	—	—	15,794	407,671

Chuck Mueller	—	—	31,589	815,376

(1)	Amounts in this column represent the gross number of shares of our common stock acquired by the applicable NEO upon exercise of their applicable Option award during fiscal year 2023.

(2)

The value realized upon exercise represents the difference between the per share fair market value of our common stock at the time of exercise and the exercise price per share of the Option multiplied by the number of Options exercised.

(3)	Amounts in this column represent RSUs granted under the 2021 Plan that vested in fiscal year 2023, without reduction for any shares of common stock withheld to satisfy applicable tax obligations.

(4)

Amounts in this column represent the aggregate dollar amounts realized upon vesting, calculated by multiplying the number of shares of our common stock underlying the award by the closing market value of our common stock on the date of distribution of shares.

Potential Payments upon Termination or Change in Control

Severance Benefits under Employment Agreements

Each of the Villar Agreement, the Ante Agreement and the Mueller Agreement (collectively, the “Employment Agreements”) provide that if the applicable NEO’s employment is terminated by the Company other than for “cause” (and other than due to the NEO’s death or “disability”), or the NEO resigns for “good reason,” each as defined in the respective Employment Agreement, subject to their execution and non-revocation of a fully effective release of claims in favor of the Company and continued compliance with applicable restrictive covenants, the respective NEO is eligible to receive (i) continuation of the NEO’s then-current base salary for a period of 12 months, (ii) 50% of the NEO’s then-target annual bonus (payable when bonuses are otherwise paid to other senior executives of the Company), and (iii) 12 months (or such earlier date that the respective NEO becomes eligible to receive health benefits as a result of subsequent employment or service) of continued premium payments under the Company’s group health plans pursuant to U.S. Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), at the same cost applicable to active employees of the Company.

34 2023 Proxy Statement

Executive Severance Plan

The Company maintains the Executive Severance Plan, under which executives of the Company reporting directly to the CEO who are at the M7 Executive Career Level (other than executives who are party to an individual employment agreement) are eligible to receive severance benefits in the event of a qualifying termination. In addition to the material terms summarized below, the Executive CiC Severance Plan subjects each NEO to customary restrictive covenants including confidentiality and non-disparagement. Mr. Bergstrom and Ms. Geene are the only NEOs who participate in the Executive Severance Plan.

The Executive Severance Plan provides that, if the participant undergoes a “termination of employment” other than a “termination for cause” or due to “disability”, each as defined under the Executive Severance Plan, and subject to the NEO’s execution and non-revocation of a fully effective release of claims in favor of the Company and continued compliance with the applicable restrictive covenants as described above, the participant is eligible to receive, in lieu of any severance entitlements under any other plan or agreement: (i) an amount in cash equal to the product of (a) the sum of the participant’s then-current base salary and the participant’s then-current target annual bonus, and (b) a multiple of 0.5, payable in substantially equal installments over the six-month period following such termination; and (ii) reimbursement for the cost of health insurance continuation coverage under COBRA of continued premium payments under the Company’s group health plans pursuant to COBRA, at the same cost applicable to active employees of the Company for six months, or, if earlier, the date that the respective NEO becomes eligible to receive health benefits as a result of subsequent employment or service.

Executive Change in Control Severance Plan

The Company maintains the Executive CiC Severance Plan, under which executives of the Company reporting directly to the CEO who are at the M7 Executive Career Level (including each of the NEOs) are eligible to receive increased severance benefits in the event of a qualifying termination of his employment within the three months prior to or 12 months following a “change in control” of the Company, as defined under the 2021 Plan. In addition to the material terms summarized below, the Executive CiC Severance Plan subjects each NEO to customary restrictive covenants including confidentiality, non-disparagement, non-competition during the employment term and for 12 months thereafter, and non-solicitation of employees, representatives, officers or directors or customers or potential customers during the employment term and for 12 months thereafter.

The Executive CiC Severance Plan provides that, if within three months prior to or 12 months following a change in control, the participant undergoes a “termination for good reason” or a “termination of employment” other than a “termination for cause” or due to “disability”, each as defined under the Executive CiC Severance Plan, and subject to the participant’s execution and non-revocation of a fully effective release of claims in favor of the Company and continued compliance with the applicable restrictive covenants as described above, the respective participant is eligible to receive, in lieu of any severance entitlements under the participant’s employment agreement or any other plan or agreement: (i) an amount in cash equal to the product of (a) the sum of (x) the participant’s then current base salary and (y) the product of the participant’s then-current target annual bonus times the applicable bonus percentage (as described below), and (b) the participant’s applicable multiple (as described below), payable in substantially equal installments over the applicable severance period (as described below); (ii) reimbursement for the cost of health insurance continuation coverage under COBRA of continued premium payments under the Company’s group health plans pursuant to COBRA, at the same cost applicable to active employees of the Company for the applicable severance period or, if earlier, the date that the respective participant becomes eligible to receive health benefits as a result of subsequent employment or service; and (iii) to the extent the respective participant holds unvested equity awards granted under the 2021 Plan that vest solely based on continued employment with the Company and its affiliates, any such unvested awards will accelerate and vest as of such termination date.

The Executive CiC Severance Plan provides for the following:

•	Multiple: 1.5 for Mr. Villar, 1.0 for Messrs. Ante and Mueller, and 0.75 for all other participants (including Mr. Bergstrom and Ms. Geene).

•	Bonus Percentage: 100% for Mr. Villar, 75% for Messrs. Ante and Mueller, and 0% for all other participants (including Mr. Bergstrom and Ms. Geene).

•	Severance Period: 18 months for Mr. Villar, 12 months for Messrs. Ante and Mueller, and 9 months for all other participants (including Mr. Bergstrom and Ms. Geene).

2023 Proxy Statement 35

2021 Omnibus Incentive Plan

Pursuant to the applicable award agreements, the Options and RSUs granted to each NEO under the 2021 Plan accelerate and fully vest in the event of the respective NEO’s termination other than for “cause” (and not due to death or “disability”) on or following a “change in control,” each as defined in the 2021 Plan.

In the event of an NEO’s termination due to death or disability, any vested Options held by the respective NEO will remain exercisable until the earlier of one year from the termination date and the Options’ expiration date. In the event of an NEO’s termination by the Company without cause, any vested Options held by the respective NEO will remain exercisable until the earlier of 90 days from the termination date and the Options’ expiration date. In the event of a voluntary resignation by an NEO, any vested Options held by the respective NEO will remain exercisable until the earlier of 30 days from the termination date and the Options’ expiration date. In the event of an NEO’s termination by the Company for cause, any Options held by the respective NEO will expire, whether or not vested.

The following table provides information regarding potential payments to certain of our NEOs as of June 30, 2023 in connection with certain termination or change in control events.

Benefits and Payments Upon Termination(1)	Termination without Cause (other than due to Disability)(2) ($)	Termination without Cause (other than due to Disability) or for Good Reason Within 3 Months Prior to or 12 Months Following a Change in Control(3) ($)

Raul Villar, Jr.

Cash Severance Payments(4)	877,500	1,462,500

Accelerated Vesting of Equity Awards(5)	—	5,174,041

COBRA Payments(6)	16,361	24,541

Adam Ante

Cash Severance Payments(4)	560,000	640,000

Accelerated Vesting of Equity Awards(5)	—	2,147,116

COBRA Payments(6)	16,361	16,361

Ryan Bergstrom

Cash Severance Payments(4)	296,000	277,500

Accelerated Vesting of Equity Awards(5)	—	1,229,134

COBRA Payments(6)	7,340	11,010

Alice Geene

Cash Severance Payments(4)	296,000	277,500

Accelerated Vesting of Equity Awards(5)	—	1,086,333

COBRA Payments(6)	—	—

Chuck Mueller

Cash Severance Payments(4)	600,000	700,000

Accelerated Vesting of Equity Awards(5)	—	2,172,666

COBRA Payments(6)	14,680	14,680

(1)

Information in this table assumes a termination date of June 30, 2023 and a price per share of our common stock of $23.67(the closing price of a share of our common stock on June 30, 2023 as reported on NASDAQ).

(2)

As described above in “—Potential Payments Upon Termination or Change in Control”, Messrs. Villar, Ante and Mueller also receive the cash severance and COBRA payments reported in this column in the event that the appliable NEO resigns for “good reason” (as defined in the respective Employment Agreement).

(3)

As described above in “—Potential Payments Upon Termination or Change in Control”, each of the NEOs also receive the accelerated equity award payments reported in this column in the event of the respective NEO’s termination other than for “cause” (and not due to death or “disability”) on or following a “change in control” (each as defined in the 2021 Plan).

36 2023 Proxy Statement

(4)

Represents the aggregate cash payments payable to the applicable NEO (calculated based on the base salary and target annual bonus in effect as of June 30, 2023) in accordance with the terms of the applicable Employment Agreement, the Executive Severance Plan or the Executive CiC Severance Plan, as applicable.

(5)

Represents the aggregate value of the applicable NEO’s accelerated equity awards payable to the NEO in accordance with the terms of the Executive CiC Severance Plan or the applicable award agreement, as applicable.

(6)

Represents the aggregate COBRA payments payable to the applicable NEO in accordance with the terms of the applicable Employment Agreement, the Executive Severance Plan or the Executive CiC Severance Plan, as applicable.

2023 Proxy Statement 37

DIRECTOR COMPENSATION

The Compensation and Benefits Committee approved a non-employee director compensation policy, which consists of: (i) a board retainer of $50,000 (plus an additional $50,000 for the Non-Executive Board Chair); (ii) a committee member retainer ($10,000 for the Audit Committee, $7,500 for the Compensation and Benefits Committee and $5,000 for the Nominating and Governance Committee); (iii) a committee chair retainer ($20,000 for the Audit Committee, $15,000 for the Compensation and Benefits Committee and $10,000 for the Nominating and Governance Committee); and (iv) an annual equity grant in the form of $170,000 in RSUs with a one-year vesting term, which are granted in October of each year. The retainers are paid monthly and prorated for any partial year of service on the Board.

The following table presents the total compensation for each person who served as a non-employee member of the Board during fiscal year 2023 (each director whose name appears in the table below is hereinafter referred to as a “compensation-eligible director”). Other than as set forth in the table, we did not pay any compensation, reimburse any expense of, make any equity awards or non-equity awards to, or pay any other compensation to, any of the other non-employee members of the Board or representatives of the Apax Funds during fiscal year 2023. Mr. Villar, our CEO, and representatives of the Apax Funds receive no compensation for their service as directors. The compensation received by Mr. Villar as an employee of the Company is presented in “Executive Compensation—Summary Compensation Table” above.

Name	Fees earned or paid in cash ($)	Stock Awards(1)	Total

Whit Bouck	$65,000	$170,029	$235,029

Katie Burke	$67,500	$170,029	$237,529

Steve Collins	$76,250	$170,029	$246,279

Jonathan Corr	$67,500	$170,029	$237,529

Scott Miller	$57,500	$170,029	$227,529

Jeremy Rishel	$38,333	$170,021	$208,354

(1)

The amounts reported in this column represent the aggregate grant date fair value of the RSUs granted to each compensation-eligible director under the 2021 Plan, computed in accordance with FASB ASC 718. 5,752 RSUs were granted to each of Mmes. Bouck and Burke and Messrs. Collins, Corr and Miller on October 1, 2022, with such RSUs fully vesting on the one-year anniversary of the grant date, subject to continued service. 5,513 RSUs were granted to Mr. Rishel on October 26, 2022, with such RSUs fully vesting on October 1, 2023, subject to continued service. In the event of a termination other than for “cause” (and not due to death or “disability”) on or following a “change in control” (each as defined under the 2021 Plan) or a termination due to death or disability, any such unvested RSUs will automatically accelerate and vest. As of June 30, 2023, each of the compensation-eligible directors held (as of such date) outstanding RSUs in the following amounts: Mmes. Bouck and Burke and Messrs. Collins and Miller—5,752; Mr. Corr—17,817 and Mr. Rishel—5,513.

38 2023 Proxy Statement

PAY VERSUS PERFORMANCE

Pay versus Performance Table
The following table sets forth certain information with respect to the Company’s financial performance and the compensation paid to our NEOs for fiscal years 2023 and 2022.

Year	Summary Compensation Table Total for PEO (1)	Compensation Actually Paid to PEO (2)	Average Summary Compensation Table Total for Non-PEO NEOs (3)	Average Compensation Actually Paid to Non-PEO NEOs (4)	Value of Initial Fixed $100 Investment Based On:		Net Income (Loss) Attributable to Paycor HCM, Inc. (7) (in 000s)		Total Revenues (8) (in 000s)
					Total Shareholder Return (5)	Peer Group Total Shareholder Return (6)

2023	$10,189,799	$7,426,192	$3,451,705	$2,591,404	$91	$91	$(93,2	15)	$552,692

2022	$8,772,702	$9,764,470	$4,041,333	$5,010,089	$100	$70	$(119,6	38)	$429,387

(1)
The dollar amounts reported in this column represent the amount of total compensation reported for Raul Villar, Jr. (our “PEO”) in the “Total” column of the Summary Compensation Table for each applicable fiscal year.

(2)
The dollar amounts reported in this column represent the amount of “compensation actually paid” to our PEO, as computed in accordance with Item 402(v) of Regulation
S-K,
for each applicable fiscal year (excluding our PEO’s Class B Units). These dollar amounts do not reflect the actual amount of compensation earned by or paid to our PEO during the applicable fiscal year. In accordance with the requirements of Item 402(v) of Regulation
S-K,
the following adjustments were made to our PEO’s total compensation for each applicable fiscal year to determine the “compensation actually paid” amounts:

Year	Reported Summary Compensation Table Total for PEO	Reported Grant Date Fair Value of Equity Awards in Summary Compensation Table (a)	Equity Award Adjustments (b)	Compensation Actually Paid to PEO

2023	$10,189,799	$9,000,012	$6,236,405	$7,426,192

2022	$8,772,702	$7,472,809	$8,464,577	$9,764,470

(a)
The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for each applicable fiscal year.

(b)
The amounts deducted or added in calculating the equity award adjustments for each applicable fiscal year are as follows (the valuation assumptions used to calculate such amounts did not materially differ from those disclosed at the time of grant):

Year	Reported Grant Date Fair Value of Equity Awards in Summary Compensation Table	Year-End Fair Value of Outstanding and Unvested Equity Awards Granted in Covered Fiscal Year	Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Fiscal Years (From Prior Year-End to Year-End)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in Covered Fiscal Year (From Prior Year-End to Year-End)	Change in Fair Value of Equity Awards Granted in Prior Fiscal Years that Vested in Covered Fiscal Year	Fair Value at End of Prior Fiscal Year of Equity Awards Granted in Prior Fiscal Years that Failed to Vest in Covered Fiscal Year	Dollar Value of Dividends or other Earnings Paid on Stock and Option Awards in Covered Fiscal Year Prior to Vesting (Not Otherwise Included in Total Compensation for Covered Fiscal Year)	Total Equity Award Adjustments

2023	$9,000,012	$6,623,053	$(431,694)	$0	$45,046	$0	$0	$6,236,405

2022	$7,472,809	$8,464,577	$0	$0	$0	$0	$0	$8,464,577

(3)
The dollar amounts reported in this column represent the average of the amounts of total compensation reported for our non-PEO NEOs as a group in the “Total” column of the Summary Compensation Table for each applicable fiscal year. The names of each non-PEO NEO included for purposes of determining such amounts for each applicable fiscal year are as follows:

Fiscal Year 2023	Fiscal Year 2022
• Adam Ante • Chuck Mueller • Ryan Bergstrom • Alice Geene	• Adam Ante • Chuck Mueller

2023 Proxy Statement 39

(4)
The dollar amounts reported in this column represent the average amount of “compensation actually paid” to our non-PEO
NEOs as a group, as computed in accordance with Item 402(v) of Regulation
S-K,
for each applicable fiscal year (excluding our
non-PEO
NEOs’ Class B Units). The names of each
non-PEO
NEO included for purposes of calculating such amounts for each applicable fiscal year are set forth above in Note 3. These dollar amounts do not reflect the actual average amount of compensation earned by or paid to our non-PEO
NEOs as a group during the applicable fiscal year. In accordance with the requirements of Item 402(v) of Regulation
S-K,
the following adjustments were made to the average total amount of compensation earned by or paid to our non-PEO
NEOs as a group for each applicable fiscal year to determine the “compensation actually paid” amounts:

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs	Average Reported Grant Date Fair Value of Equity Awards Reported in Summary Compensation Table (a)	Equity Award Adjustments (b)	Average Compensation Actually Paid to Non-PEO NEOs

2023	$3,451,705	$2,750,032	$1,889,731	$2,591,404

2022	$4,041,333	$3,124,986	$4,093,742	$5,010,089

(a)
The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for each applicable fiscal year.

(b)
The amounts deducted or added in calculating the equity award adjustments for each applicable year are as follows (the valuation assumptions used to calculate such amounts did not materially differ from those disclosed at the time of grant):

Year	Reported Grant Date Fair Value of Equity Awards in Summary Compensation Table	Year-End Fair Value of Outstanding and Unvested Equity Awards Granted in Covered Fiscal Year	Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Fiscal Years (From Prior Year-End to Year-End)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in Covered Fiscal Year	Change in Fair Value of Equity Awards Granted in Prior Fiscal Years that Vested in Covered Fiscal Year (From Prior Year-End to Year-End)	Fair Value at End of Prior Fiscal Year of Equity Awards Granted in Prior Fiscal Years that Failed to Vest in Covered Fiscal Year	Dollar Value of Dividends or other Earnings Paid on Stock and Option Awards in Covered Fiscal Year Prior to Vesting (Not Otherwise Included in Total Compensation for Covered Fiscal Year)	Total Average Equity Award Adjustments

2023	$2,750,032	$2,023,732	$(144,327)	$0	$10,326	$0	$0	$1,889,731

2022	$3,124,986	$3,874,957	$0	$218,785	$0	$0	$0	$4,093,742

(5)
The Company TSR and the Company’s Peer Group TSR reported in these columns for each applicable fiscal year is calculated based on a fixed investment of $100 at the applicable measurement point on the same cumulative basis as is used in Item 201(e) of Regulation
S-K.

(6)
The peer group used to determine the Company’s Peer Group TSR for each applicable fiscal year is the S&P 1500 Application Software index, as used in the performance graph disclosed in our fiscal year 2023 Annual Report on Form
10-K
pursuant to Item 201(e) of Regulation
S-K.

(7)
The dollar amounts reported in this column represent the amount of net income (loss) attributable to Paycor HCM, Inc., as reflected in our audited GAAP financial statements for each applicable fiscal year.

(8)
While we use numerous financial and
non-financial
performance measures for the purpose of evaluating performance for our executive compensation program, we have selected Total Revenues as the financial performance measure that, in our assessment, represents the most important financial performance measure (that is not otherwise required to be disclosed in the table) used by us to link “compensation actually paid” to our PEO and other NEOs, for the most recently completed fiscal year, to our performance. We derive our revenues from contractual arrangements, which contain recurring (payroll, workforce management, and
HR-related
cloud-based computing services) and
non-recurring
service fees (which consist mainly of nonrefundable implementation fees). See the section entitled “Revenue recognition” in Note 2, “Summary of Significant Accounting Policies,” to our Consolidated Financial Statements in our Annual Report on Form
10-K
for the fiscal year ended June 30, 2023 for a further discussion of the revenues we recognize in connection with the operation of our business.

40 2023 Proxy Statement

Pay versus Performance Comparative Disclosure
In accordance with Item 402(v) of Regulation
S-K,
the Company is providing the following descriptions of the relationships between the information presented in the table above.
Compensation Actually Paid, Company TSR and Peer Group TSR
The following chart illustrates the relationship between our Compensation Actually Paid, Company TSR and Peer Group TSR.

Compensation Actually Paid and Net Income (Loss) Attributable to Paycor HCM, Inc.
The following chart illustrates the relationship between our Compensation Actually Paid and Net Income (Loss) Attributable to Paycor HCM, Inc.

2023 Proxy Statement 41

Compensation Actually Paid and Total Revenues
The following chart illustrates the relationship between our Compensation Actually Paid and Total Revenues.

Pay versus Performance Tabular List
The following table lists our most important performance measures used by us to link “compensation actually paid” to our NEOs to company performance for fiscal year 2023. The performance measures included in this table are not ranked by relative importance.

Most Important Performance Measures

Total Revenues

Revenue Growth

Adjusted Operating Income

42 2023 Proxy Statement

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policies for Approval of Related Party Transactions

We have adopted a policy with respect to the review, approval, and ratification of related party transactions. Under the policy, our Audit Committee is responsible for reviewing and approving related party transactions. In the course of its review and approval of related party transactions, our Audit Committee considers the relevant facts and circumstances to decide whether to approve such transactions. In particular, our policy requires our Audit Committee to consider, among other factors it deems appropriate:

•	the related party’s relationship to us and interest in the transaction;

•	the material facts of the proposed transaction, including the proposed aggregate value of the transaction;

•	the impact on a director’s independence in the event the related party is a director or an immediate family member of the director;

•	the benefits to us of the proposed transaction;

•	if applicable, the availability of other sources of comparable products or services; and

•	an assessment of whether the proposed transaction is on terms that are comparable to the terms available from an unrelated third party.

The Audit Committee may only approve those transactions that are in, or are not inconsistent with, our best interests and those of our stockholders, as the Audit Committee determines in good faith.

In addition, under our Code of Ethics, our employees and directors have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest.

Related Party Transactions

Other than compensation arrangements for our directors and NEOs, which are described in the section entitled “Executive Compensation”, below we describe transactions since July 1, 2022 to which we were a participant or will be a participant, in which:

•	the amounts involved exceeded or will exceed $120,000; and

•

any of our directors, executive officers, or holders of more than 5% of our capital stock, or any member of the immediate family of, or person sharing the household with, the foregoing persons, had or will have a direct or indirect material interest.

Director Nomination Agreement

For a description of the Director Nomination Agreement that we are party to with the Apax Funds, see “Corporate Governance – Director Nomination Agreement.”

One of our current directors (and the Chair of the Board) – Jason Wright – is an Equity Partner of Apax Partners, which is an investment advisor to the Apax Funds. In addition, one of our prior directors, Umang Kajaria (who served on the Board until August 20, 2022), was a Partner of Apax Partners.

Registration Rights Agreement

We are party to a registration rights agreement with Pride Aggregator and the Preferred Holders (as defined therein) of Registrable Securities (as defined below). Pride Aggregator is entitled to request that we register Pride Aggregator’s shares on a long-form or short-form registration statement on one or more occasions in the future, which registrations may be “shelf registrations.” Pride Aggregator is also entitled to participate in certain of our registered offerings, subject to the restrictions in the registration rights agreement. We will pay Pride Aggregator’s expenses in connection with Pride Aggregator’s exercise of these rights. Pride Aggregator and the Preferred Holders are also entitled to customary “piggyback” registration rights. In addition, on the first anniversary of our IPO or as promptly as practicable thereafter, so long as the Company is then-eligible to use any applicable short-form registration statement, the Company will use its

2023 Proxy Statement 43

reasonable best efforts to cause a registration statement for the sale or distribution by the Preferred Holders, and any other holders approved by Pride Aggregator, of the Registrable Securities held by such holders on a delayed or continuous basis pursuant to Rule 415, to be filed and declared effective under the Securities Act. The registration rights described in the above paragraph apply to (i) shares of common stock held by Pride Aggregator or any of its affiliates (ii) shares of common stock held by any Preferred Holder or any of its affiliates, (iii) shares of common stock held by any Other Investors (as defined in the registration rights agreement) or any of their affiliates, and (iv) any equity securities of the Company or any subsidiary issued or issuable with respect to the common stock described in clauses (i), (ii), or (iii) with respect to any dividend, distribution, recapitalization, reorganization, or certain other corporate transactions, or Registrable Securities (clauses (i) through (iv) collectively referred to as “Registrable Securities”). These registration rights are also for the benefit of any subsequent holder of Registrable Securities; provided that any particular securities will cease to be Registrable Securities when they have been sold in a registered public offering, sold in compliance with Rule 144 of the Securities Act, or repurchased by us or our subsidiaries. In addition, any Registrable Securities held by a person other than Pride Aggregator or its affiliates that may be sold under Rule 144(b)(1) (i) without limitation under any of the other requirements of Rule 144 will cease to be Registrable Securities.

Indemnification of Officers and Directors

We have entered into indemnification agreements with each of our executive officers and directors. The indemnification agreements provide the executive officers and directors with contractual rights to indemnification, expense advancement, and reimbursement, to the fullest extent permitted under the Delaware General Corporation Law (the “DGCL”). Additionally, we may enter into indemnification agreements with any new directors or officers that may be broader in scope than the specific indemnification provisions contained in the DGCL.

44 2023 Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information about the beneficial ownership of our common stock as of September 5, 2023 for:

•	each person or group known to us who beneficially owns more than 5% of our common stock;

•	each of our directors;

•	each of our NEOs; and

•	all of our directors and executive officers as a group.

Each stockholder’s percentage ownership is based on 177,104,017 shares of our common stock outstanding as of September 5, 2023. Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof, or has the right to acquire such powers within 60 days. Shares of our common stock subject to stock options that are currently exercisable or exercisable within 60 days of September 5, 2023, are deemed to be outstanding and beneficially owned by the person holding the options. These shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person.

Except as disclosed in the footnotes to this table and subject to applicable community property laws, we believe that each stockholder identified in the table possesses sole voting and investment power over all common stock shown as beneficially owned by the stockholder. Beneficial ownership representing less than 1% is denoted with an asterisk (*). Unless otherwise disclosed in the footnotes to this table, the address of each beneficial owner listed below is c/o Paycor HCM, Inc., 4811 Montgomery Road, Cincinnati, Ohio 45212.

Name of Beneficial Owner	Number of Shares Beneficially Owned		Percentage of Shares Outstanding

5% Stockholders

Pride Aggregator, L.P.(1)	112,179,392		63.34%

Directors and Named Executive Officers

Adam Ante	260,689	(2)	*

Ryan Bergstrom	139,535	(3)	*

Whit Bouck	13,143	(4)	*

Katie Burke	13,143	(4)	*

Steve Collins	23,143	(4)	*

Jonathan Corr	21,309	(5)	*

Alice Geene	131,605	(6)	*

Scott Miller	188,437	(4)	*

Chuck Mueller	256,168	(7)	*

Jeremy Rishel	5,513	(8)	*

Raul Villar, Jr.	534,112	(9)(10)	*

Jason Wright	—		*

All directors and executive officers as a group (12 individuals)	1,586,797	(11)	*

(1)

As reported on the Schedule 13G/A filed with the SEC on February 3, 2023. Pride Aggregator directly holds the common stock shown as beneficially owned in the table above. Pride GP, Inc. is the general partner of Pride Aggregator, and Apax IX GP Co. Limited (“Apax IX GP”) is the sole shareholder of Pride GP, Inc. Apax IX GP, through majority vote of its sub-investment committee, shares voting and dispositive power over the reported securities held directly by Pride Aggregator and, accordingly, may be deemed the beneficial owner of the common stock. Apax IX GP is the investment manager of the relevant investment vehicles in the fund known as “Apax IX” and is controlled by a board of directors consisting of Elizabeth Burne, Simon Cresswell, Andrew Guille, Martin Halusa and Paul Meader. The registered address for Pride Aggregator is c/o Apax Partners US, LLC, 600 Lexington Avenue, 53rd Floor, New York City, NY 10022. The registered address for Apax IX GP is Third Floor Royal Bank Place, 1 Glategny Esplanade, St Peter Port, Guernsey GY1 2HJ.

2023 Proxy Statement 45

(2)

Includes 167,601 shares subject to stock options that are or may become exercisable within 60 days of September 5, 2023 and 22,662 shares underlying RSUs that are scheduled to vest within 60 days of September 5, 2023.

(3)

Includes 100,068 shares subject to stock options that are or may become exercisable within 60 days of September 5, 2023 and 14,577 shares underlying RSUs that are scheduled to vest within 60 days of September 5, 2023.

(4)	Includes 5,752 shares underlying RSUs that are scheduled to vest within 60 days of September 5, 2023.

(5)	Includes 7,260 shares underlying RSUs that are scheduled to vest within 60 days of September 5, 2023.

(6)

Includes 106,577 shares subject to stock options that are or may become exercisable within 60 days of September 5, 2023 and 13,438 shares underlying RSUs that are scheduled to vest within 60 days of September 5, 2023.

(7)

Includes 150,139 shares subject to stock options that are or may become exercisable within 60 days of September 5, 2023 and 26,879 shares underlying RSUs that are scheduled to vest within 60 days of September 5, 2023.

(8)	Includes 5,513 shares underlying RSUs that are scheduled to vest within 60 days of September 5, 2023.

(9)

Includes 387,812 shares subject to stock options that are or may become exercisable within 60 days of September 5, 2023 and 62,753 shares underlying RSUs that are scheduled to vest within 60 days of September 5, 2023.

(10)	Includes 25,000 shares held by the Villar Joint Family Trust.

(11)

Includes an aggregate of 912,197 shares subject to stock options that are or may become exercisable within 60 days of September 5, 2023 and 176,090 shares underlying RSUs that are scheduled to vest within 60 days of September 5, 2023.

No Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and/or written representations that no other reports were required, during fiscal year 2023, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were timely completed.

46 2023 Proxy Statement

AUDIT COMMITTEE REPORT

The Audit Committee oversees our financial reporting process on behalf of the Board. The Audit Committee’s specific responsibilities are set forth in its charter. In fulfilling its oversight responsibilities, the Audit Committee:

•	reviewed and discussed the audited financial statements for our fiscal year ended June 30, 2023 with our management;

•

discussed with our independent auditors, Ernst & Young LLP, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC; and

•

received the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the PCAOB regarding Ernst & Young LLP’s communications with the audit committee concerning independence, and has discussed with Ernst & Young LLP the independence of Ernst & Young LLP.

Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for our fiscal year ended June 30, 2023.

Respectfully submitted by:

Steve Collins, Chair

Whit Bouck

Jonathan Corr

Jeremy Rishel

2023 Proxy Statement 47

PROPOSAL 2—ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Section 14A of the Exchange Act (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act) requires that we provide stockholders with the opportunity to vote to approve, on an advisory and non-binding basis, the compensation of our named executive officers (referred to as a “say-on-pay” vote).

At the Annual Meeting, the Board is asking our stockholders to approve, on an advisory and non-binding basis, the compensation of our named executive officers as disclosed in this Proxy Statement by voting “for” the following resolution. In considering this proposal, we urge stockholders to read the Compensation Discussion and Analysis, the accompanying compensation tables and the related narrative disclosure. As described in detail in the section titled “Compensation Discussion and Analysis”, a portion of our executives’ total compensation is at-risk, tied to achieving short-term and long-term goals that enhance the value of our reputation and brand and drive long-term stockholder value. The design of our long-term incentives coupled with our stock ownership guidelines ensure that our executives’ interests are aligned with those of our stockholders.

“RESOLVED, that the stockholders of the Company approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Company’s Proxy Statement for its 2023 annual meeting of stockholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis section and the accompanying compensation tables and related narrative disclosure.”

Although this vote is advisory only, and therefore non-binding, the Board and the Compensation and Benefits Committee will review and evaluate the voting result when considering future executive compensation decisions.

The Board unanimously recommends that you vote “FOR” approval, on an advisory and non-binding basis, of the compensation of our named executive officers as disclosed in this Proxy Statement.

48 2023 Proxy Statement

PROPOSAL 3— ADVISORY VOTE ON THE FREQUENCY OF FUTURE STOCKHOLDER ADVISORY VOTES ON EXECUTIVE COMPENSATION

Pursuant to Section 14A of the Exchange Act, we are asking stockholders to cast an advisory vote on the frequency of future stockholder advisory votes on executive compensation. Stockholders may specify whether they prefer such votes to occur every one year, every two years, or every three years, or they may abstain from voting on this proposal. Stockholders will have an opportunity to cast an advisory vote on the frequency of future stockholder advisory votes on executive compensation at least every six years. We believe an annual stockholder advisory vote on executive compensation is consistent with best corporate governance practices, and therefore, the Board recommends that stockholders vote to hold the advisory vote on executive compensation every one year. In formulating its recommendation, the Board considered the fact that compensation decisions are made annually and that an annual advisory vote on executive compensation will allow stockholders to provide more frequent and direct input on our compensation philosophy, policies and practices.

Although the stockholders’ vote on this proposal is advisory and not binding, the Board will consider the voting result in determining the frequency of future stockholder advisory votes on executive compensation. Notwithstanding the Board’s recommendation and the outcome of the advisory vote, the Board may change the vote frequency based on discussions with our stockholders and the nature of our compensation programs.

The Board unanimously recommends you vote, on an advisory and non-binding basis, that we conduct future stockholder advisory votes on executive compensation every “1 YEAR.”

2023 Proxy Statement 49

PROPOSAL 4—RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2024. Services provided to the Company and its subsidiaries by Ernst & Young LLP for fiscal years 2023 and 2022 are described below under “Fees and Services.”

Fees and Services

The following table summarizes the aggregate fees for professional audit services and other services provided to the Company and its subsidiaries by Ernst & Young LLP for fiscal years 2023 and 2022 (amounts in thousands):

	2023	2022

Audit Fees	$2,180	$969

Audit-Related Fees	$591	$195

Tax Fees	$1,163	$451

All Other Fees	$8	$4

Total Fees	$3,942	$1,619

•

Audit Fees: Consist of professional services rendered in connection with the audit of our consolidated financial statements, review of the financial statements included in our quarterly reports, issuances of consents and similar matters.

•	Audit-Related Fees: Consist of fees for acquisition related due diligence services.

•

Tax Fees: Consist of fees for (a) tax compliance and related activities, including federal, state and local, and international tax compliance, as well as transfer pricing services, of $253 and $214 for fiscal years 2023 and 2022, respectively, (b) tax advice on international, federal and state tax matters of $188 and $237 for fiscal years 2023 and 2022, respectively, and (c) tax planning and advisory services for acquired businesses of $722 and $0 for fiscal years 2023 and 2022, respectively.

•

All Other Fees: Consists of fees for permitted products and services other than those that meet the criteria above, specifically a subscription to Ernst & Young LLP’s accounting and reporting research tools in both fiscal years 2023 and 2022.

In considering the nature of the services provided by the independent auditor, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with the independent auditor and Paycor management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants.

Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so, and we expect that they will be available to respond to questions.

Pre-Approval Policies and Procedures

The Audit Committee pre-approved all audit and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by Ernst & Young LLP. The Audit Committee is responsible for appointing, setting compensation, and overseeing the work of the independent auditors. The Audit Committee has established a policy regarding pre-approval of all audit and non-audit services provided by the independent auditors.

Vote Required

Ratification of the appointment of Ernst & Young LLP requires affirmative votes from the holders of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote. If Paycor’s stockholders do not ratify the appointment of Ernst & Young LLP, the Audit Committee will reconsider the appointment and may affirm the appointment or retain another independent accounting firm. Even if the appointment is ratified, the Audit Committee may in the future replace Ernst & Young LLP as our independent registered public accounting firm if it is determined that it is in Paycor’s best interests to do so.

The Board unanimously recommends that you vote “FOR” the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2024.

50 2023 Proxy Statement

COMMONLY ASKED QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Q:	Why did I receive these materials?

The Board is soliciting your proxy to vote at the Annual Meeting (or at any postponement or adjournment of the Annual Meeting). Stockholders who own shares of our common stock as of the record date, September 5, 2023 (the “Record Date”), are entitled to vote at the Annual Meeting. You should review the proxy materials carefully as they contain important information about the proposals that will be voted on at the Annual Meeting, as well as other important information about Paycor.

Q:	How many shares must be present to transact business at the Annual Meeting?

A quorum of our stockholders must be present at the Annual Meeting for any business to be conducted. Under our Bylaws, the holders of a majority in voting power of our outstanding capital stock entitled to vote at the Annual Meeting, present virtually at the Annual Meeting or represented by proxy, constitutes a quorum. If you authorize a proxy to vote electronically or telephonically, or you sign and return a paper proxy or voting instruction card, your shares will be counted to determine whether a quorum has been established even if you “withhold” your vote or fail to vote on a particular item of business. Abstentions and “broker non-votes” (discussed below) will also be considered present for the purpose of determining whether there is a quorum for the Annual Meeting.

If a quorum is not present or represented by proxy at the scheduled time of the Annual Meeting, (i) the chairperson of the Annual Meeting or (ii) a majority in voting power of the stockholders entitled to vote at the Annual Meeting, present or represented by proxy, may adjourn the Annual Meeting until a quorum is present or represented.

Q:	Who will be entitled to vote?

Stockholders who own shares of our common stock as of the Record Date are entitled to vote at the Annual Meeting. As of the Record Date, Paycor had 177,104,017 shares of its common stock outstanding. Holders of shares of our common stock are entitled to one vote per share. Cumulative voting is not permitted with respect to the election of directors or any other matter to be considered at the Annual Meeting.

Q:	What will I be voting on?

At the Annual Meeting, you will be voting on the following proposals, each as further described in this Proxy Statement:

1.	the election of three Class II directors to serve on the Board until the 2026 Annual Meeting and until their respective successors are duly elected and qualified;

2.	approval, on an advisory and non-binding basis, of the compensation of our named executive officers as disclosed in this Proxy Statement;

3.	approval, on an advisory and non-binding basis, of the frequency of future stockholder advisory votes on executive compensation; and

4.	the ratification of the appointment of Ernst & Young LLP as Paycor’s independent registered public accounting firm for the fiscal year ending June 30, 2024.

As of the date of this Proxy Statement, we are not aware of any matters to be submitted to our stockholders at the Annual Meeting other than the proposals referred to in this Proxy Statement. If any other matters properly come before our stockholders at the Annual Meeting, the persons named as proxies in the proxy card will vote in accordance with the Board’s recommendation pursuant to the discretionary authority granted to them.

Q:	How does the Board recommend I vote on these matters? The Board recommends you vote:

1.	FOR the election of each of Kathleen Burke, Steve Collins and Jeremy Rishel as Class II directors;

2.	FOR the approval, on an advisory and non-binding basis, of the compensation of our named executive officers as disclosed in this Proxy Statement;

3.	1 YEAR as the frequency of future stockholder advisory votes on executive compensation; and

4.	FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2024.

2023 Proxy Statement 51

Q:	How do I cast my vote?

Beneficial Stockholders. If you hold your shares in “street name” through a broker, bank or other nominee, you are a beneficial stockholder. In order to vote your shares, please refer to the materials forwarded to you by your broker, bank or other nominee for instructions on how to vote the shares you hold as a beneficial stockholder.

Registered Stockholders. If you hold shares in your own name, you are a registered stockholder and may vote during the virtual Annual Meeting by visiting https://www.virtualshareholdermeeting.com/PYCR2023. In order to vote during the virtual Annual Meeting, you will need to log in and enter the 16-digit control number included on your proxy card. Only one person will be able to log in with that unique control number at any time. You can also vote by proxy before the Annual Meeting in the following ways:

1.	via the Internet at www.proxyvote.com;

2.	by phone by calling 1-800-690-6903; or

3.	by signing and returning a proxy card.

Proxies submitted via the Internet or by telephone must be received by 11:59 p.m. (ET) on October 30, 2023. Regardless of whether you plan to attend the virtual Annual Meeting, we encourage you to vote your shares as soon as possible.

If you submit a proxy but do not indicate any voting instructions, the persons named as proxies in the proxy card will vote in accordance with the Board’s recommendation. The Board’s recommendation with respect to each proposal that you are being asked to vote on is set forth above, as well as within the description of each proposal in this Proxy Statement.

Q:	Can I access the proxy materials electronically?

Yes. Our proxy materials will be available at https://investors.paycor.com commencing on September 14, 2023. In addition, your proxy card or voting instruction card will contain instructions on how to instruct us to send our future proxy materials to you electronically by email.

Instead of receiving future copies of our proxy statement and annual reports by mail, stockholders of record and most beneficial stockholders are encouraged to elect to receive an email that will provide an electronic link to these documents. Your election to receive future proxy materials by email will remain in effect until you revoke it.

Additionally, if you received multiple copies of our proxy materials and would like to receive combined mailings in the future, please write to us at 4811 Montgomery Road, Cincinnati, Ohio 45212, Attention: Investor Relations, or by electronic mail at IR@paycor.com.

Q:	How may I change my vote (revoke my proxy) after I have voted?

Beneficial Stockholders. Beneficial stockholders, or stockholders who hold their shares in “street name,” should contact their broker, bank or other nominee for instructions on how to change their vote.

Registered Stockholders. A subsequent vote by any means, including a vote submitted during the virtual Annual Meeting, will override your prior vote by revoking your previously submitted proxy. The last vote received prior to the Annual Meeting will be the one counted. Registered stockholders may change a properly executed proxy at any time before its exercise by:

1.	entering a new vote via Internet at www.proxyvote.com or by phone by calling 1-800-690-6903 (until the applicable deadline for each method as set forth above);

2.	signing and returning a later-dated proxy card;

3.	sending a written notification to our Corporate Secretary at Paycor HCM, Inc., 4811 Montgomery Road, Cincinnati, Ohio 45212; or

4.	attending and voting at the virtual Annual Meeting (although attendance at the virtual Annual Meeting will not, by itself, revoke a proxy).

52 2023 Proxy Statement

Q:	How can I attend the Annual Meeting?

The Annual Meeting is being held as a virtual only meeting.

If you are a registered stockholder as of the Record Date, you may attend, vote and ask questions virtually at the meeting by logging in at https://www.virtualshareholdermeeting.com/PYCR2023 and providing your 16-digit control number. This number is included in your proxy card. Beneficial stockholders as of the Record Date may attend and ask questions virtually at the meeting by logging into the virtual meeting platform using the 16-digit control number included on the Notice of Internet Availability of Proxy Materials or the voting instruction form from your bank or broker.

If you are a stockholder as of the Record Date and have logged in using your 16-digit control number, you may submit a question at any point during the meeting (until the floor is closed to questions) by typing your question into the “Ask a Question” field and clicking “Submit.” Stockholder questions or comments are welcome, but we will only answer questions pertinent to the matters being voted upon at the Annual Meeting, subject to time constraints. Questions regarding personal matters and statements of advocacy are not pertinent to Annual Meeting matters and therefore will not be addressed. Questions that are substantially similar may be grouped and answered together to avoid repetition. The audio broadcast of the Annual Meeting will be available on our investor relations website at https://investors.paycor.com/news-and-events/ events-and-presentations.

If you are not a stockholder as of the Record Date or do not log in using your 16-digit control number, you may still log in as a guest and listen to the Annual Meeting, but you will not be able to ask questions and/or vote at the meeting.

Q:	Why is the Annual Meeting virtual only?

We are excited to again embrace the latest technology to provide ease of access, real-time communication, and cost savings for our stockholders and the Company. Hosting a virtual meeting makes it easy for our stockholders to participate from any location around the world and provides those of our stockholders who would otherwise not be able to attend the meeting the opportunity to do so.

Q:	What is the voting requirement to approve each of the proposals, and how are the votes counted?

PROPOSAL 1 – ELECTION OF DIRECTORS

A plurality of the votes cast by the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon is required to elect each nominee named herein. This means that the three nominees receiving the highest number of “FOR” votes at the Annual Meeting will be elected, even if those votes do not constitute a majority of the votes cast. Votes that are “WITHHELD” with respect to one or more director nominees will result in the respective nominee receiving fewer votes, but they will not count as votes against a nominee and will have no effect on the outcome of the election of those nominees because directors are elected by plurality voting. Broker non-votes are not considered votes cast and will not impact the election of the nominees.

PROPOSAL 2 – ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Approval, on an advisory and non-binding basis, of the compensation of our named executive officers, as disclosed in this Proxy Statement, requires the affirmative vote of the majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter. For purposes of this proposal, abstentions are treated as shares present and entitled to vote on the matter and, therefore, will have the same effect as a vote “AGAINST” the proposal. Broker non-votes are not considered entitled to vote on this proposal and, therefore, will have no effect on the approval of this proposal.

PROPOSAL 3 – ADVISORY VOTE ON THE FREQUENCY OF FUTURE STOCKHOLDER ADVISORY VOTES ON EXECUTIVE COMPENSATION

For purposes of the proposal regarding the frequency of future advisory votes on executive compensation, the option of every one year, two years or three years that receives the highest number of votes cast by stockholders at the Annual Meeting will be the frequency for future stockholder advisory votes on executive compensation that has been selected by stockholders on an advisory and non-binding basis. Abstentions and broker non-votes will not count in the determination of which alternative receives the highest number of votes, and, therefore, will have no effect on the outcome of this proposal.

PROPOSAL 4 – RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP

The affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon is required to approve all other items. Abstentions will be counted as present and entitled to vote on the proposals and will therefore have the effect of a negative vote. Since this is a “routine” matter (as described below), we do not expect there to be any broker non-votes with respect to the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2024.

2023 Proxy Statement 53

Q:	When will the results of the vote be announced?

The preliminary voting results will be announced at the end of the virtual Annual Meeting. The final voting results will be published in a Current Report on Form 8-K filed with the SEC within four business days of the Annual Meeting.

Q:	What is the deadline for submitting a stockholder proposal or director nomination for the 2024 Annual Meeting?

Stockholder proposals submitted pursuant to SEC Rule 14a-8 for inclusion in Paycor’s proxy statement and form of proxy for Paycor’s 2024 annual meeting of stockholders must be received by Paycor at our principal executive offices at 4811 Montgomery Road, Cincinnati, Ohio 45212 no later than the close of business on May 18, 2024. Stockholders wishing to nominate a director or submit a proposal at the 2023 annual meeting (but not include it in Paycor’s proxy materials) must provide written notice of such nomination or proposal to the Corporate Secretary at Paycor’s principal executive offices no later than the close of business on August 2, 2024 and not earlier than the close of business on July 3, 2024, assuming the date of the Company’s 2024 annual meeting of stockholders is no more than 30 days before or after the anniversary of this year’s Annual Meeting. If that is not the case, Paycor will publicly release an updated time frame for stockholder proposals and director nominations. Any stockholder proposal or director nomination must satisfy the requirements specified in our Bylaws and be submitted in writing to the Corporate Secretary at Paycor’s principal executive offices.

In addition to satisfying the requirements under our Bylaws, in order to comply with Rule 14a-19 (the universal proxy rules) of the Exchange Act, stockholders who intend to solicit proxies in support of director nominees, other than the Company’s nominees, must provide written notice that sets forth all of the information required by Rule 14a-19(b) under the Exchange Act, which notice must be postmarked or transmitted electronically to the Company Secretary at our principal executive offices no later than September 1, 2024. However, if the date of our 2024 annual meeting of stockholders is changed by more than 30 days from October 31, 2024, then written notice must be provided by the later of the 60th day prior to the date of our 2024 annual meeting of stockholders and the 10th day following the day on which public announcement of the date of our 2024 annual meeting of stockholders is first made by us.

54 2023 Proxy Statement

OTHER MATTERS

We are not aware of any matters to be submitted to our stockholders at the Annual Meeting other than the proposals referred to in this Proxy Statement. If any other matters properly come before our stockholders at the Annual Meeting, the persons named as proxies in the proxy card will vote in their discretion in accordance with the Board’s recommendation. The proxy card contains discretionary authority for the proxy holders to do so.

WHERE TO FIND ADDITIONAL INFORMATION

As a reporting company, we are subject to the informational requirements of the Exchange Act and file annual, quarterly and current reports and other information with the SEC. Our filings with the SEC are available to the public free of charge on the SEC’s website at www.sec.gov. Those filings are also accessible to the public for free through the “Financial Info—SEC Filings” section of our investor relations website at https://investors.paycor.com. The information provided on or accessible through our corporate website is not incorporated by reference into and is not part of this Proxy Statement.

We will furnish without charge to each person whose proxy is being solicited in connection with the Annual Meeting, upon request of any such person, a copy of our Annual Report on Form 10-K for the fiscal year ended June 30, 2023, as filed with the SEC, including the consolidated financial statements and notes thereto, excluding exhibits. Written requests for copies of such report should be directed to Investor Relations at our principal executive offices located at 4811 Montgomery Road, Cincinnati, Ohio 45212, or by electronic mail at IR@paycor.com. Copies of any exhibit to the Annual Report on Form 10-K will be forwarded upon receipt of a written request to our Investor Relations department at such address, subject to a reasonable charge for copying and mailing.

In addition to being available for free through our investor relations website at https://investors.paycor.com, upon written request by a stockholder, we will mail at no cost paper copies of any of our other Exchange Act reports, as well as our Corporate Governance Guidelines, the written charters of the Audit Committee, Compensation and Benefits Committee, and/or Nominating and Governance Committee, and our Code of Ethics. All written requests should be directed to Investor Relations at our principal executive offices located at 4811 Montgomery Road, Cincinnati, Ohio 45212, or by electronic mail at IR@paycor.com.

COST OF PROXY SOLICITATION

Paycor is paying the expenses of this solicitation. Paycor will also make arrangements with brokers and other custodians, nominees and fiduciaries to forward proxy materials to our beneficial stockholders as of the Record Date, and Paycor will reimburse such third parties for their reasonable out-of-pocket expenses in forwarding proxy materials related to the Annual Meeting. In addition to solicitation by mail, directors, officers and other employees of Paycor may solicit proxies on behalf of the Board, without additional compensation, in person or by telephone, facsimile, email or other similar means.

HOUSEHOLDING OF PROXY MATERIALS

Registered stockholders with multiple accounts who have elected to receive printed copies of our proxy materials and share the same last name and household mailing address may receive a single set of printed copies of our proxy materials, unless we are instructed otherwise. Each stockholder will, however, receive a separate proxy card. Any registered stockholder who would like to receive separate copies of our proxy materials may write to us at 4811 Montgomery Road, Cincinnati, Ohio 45212, Attention: Investor Relations, or by electronic mail at IR@paycor.com, and we will promptly deliver them.

Beneficial stockholders, or stockholders who hold their shares in “street name,” should contact their broker, bank or other nominee regarding combined mailings.

2023 Proxy Statement 55

PAYCOR HCM, INC. 4811 MONTGOMERY ROAD CINCINNATI, OH 45212

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on October 30, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/PYCR2023

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on October 30, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V22199-P97753                     KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PAYCOR HCM, INC.		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
1.	Election of Class II Directors	☐	☐	☐

Nominees:

01) Kathleen (“Katie”) Burke
02) Steven (“Steve”) Collins
03) Jeremy Rishel

The Board of Directors recommends you vote FOR proposals 2 and 4 and for every ONE YEAR on proposal 3:							For	Against	Abstain

2.	To approve, on an advisory and non-binding basis, the compensation of Paycor’s named executive officers, as disclosed in the Proxy Statement.						☐	☐	☐

						1 Year	2 Years	3 Years	Abstain

3.	To approve, on an advisory and non-binding basis, the frequency of future stockholder advisory votes on executive compensation.					☐	☐	☐	☐

							For	Against	Abstain

4.	To ratify the appointment of Ernst & Young LLP as Paycor’s independent registered public accounting firm for the fiscal year ending June 30, 2024.						☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

   Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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V22200-P97753

PAYCOR HCM, INC.

4811 Montgomery Road

Cincinnati, Ohio 45212

Proxy for the Annual Meeting of Stockholders to be held on Tuesday, October 31, 2023

This Proxy is Solicited on Behalf of the Board of Directors of the Company

The undersigned hereby appoint(s) Raul Villar Jr. and Adam Ante, or either of them, and each with full power of substitution, to act as attorneys and proxies for the undersigned to attend the Annual Meeting of Stockholders of Paycor HCM, Inc. (the “Company”) to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting, and any adjournments or postponements thereof, and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The meeting will be held virtually via live webcast at www.virtualshareholdermeeting.com/PYCR2023, on Tuesday, October 31, 2023, at 10:00 a.m., Eastern Time, or at any continuation, postponement or adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is given, this proxy will be voted FOR the election of all nominees for director, FOR proposals 2 and 4, and for every ONE YEAR on proposal 3.

Continued and to be signed on reverse side